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                    SOFTWARE DISTRIBUTION AND LOAN AGREEMENT

      SOFTWARE DISTRIBUTION AND LOAN AGREEMENT, dated as of August 11, 1998, by and between HASBRO INTERACTIVE, INC., a Delaware corporation ("Distributor"), and MICROPROSE, INC., a Delaware corporation ("Publisher").

      WHEREAS, Publisher designs, develops, manufactures and markets computer software products in various formats and for various platforms;

      WHEREAS, Distributor has various distribution and marketing channels which Publisher desires to be used in the sale and distribution of its computer software products;

      WHEREAS, the parties hereto desire that Distributor be the exclusive distributor of Publisher's computer software products in the United States and Canada, and that Publisher provide manufacturing and marketing services and promotion for such computer software products, subject to the terms and conditions set forth in this Agreement; and

      WHEREAS, as a financial accommodation to Publisher, Distributor has agreed to make available certain loans to Publisher, subject to the terms and conditions set forth in this Agreement;

      NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, terms, covenants and conditions set forth herein, the parties hereto, intending to be legally bound hereby, agree as follows:

                                    ARTICLE I
                               CERTAIN DEFINITIONS

      For purposes of this Agreement:

      "Bankruptcy Code" shall mean Title 11 of the United States Code entitled "Bankruptcy", as amended from time to time, and any successor statute or statutes.

      "Bundling" means combining the Products with any hardware equipment, including, without limitation, any computer system or any multimedia upgrade kit.
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      "Business Day" shall mean any day excluding Saturday, Sunday and any day which shall be in New York a legal holiday or a day on which banking institutions in New York are authorized or required by law or other government actions to close.

      "Change of Control" means (i) any sale, transfer or other conveyance, whether direct or indirect, of a more than 35% of the fair market value of the assets of Publisher, on a consolidated basis, in one transaction or a series of related transactions, (ii) any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) is or becomes the "beneficial owner" (as such term is used in Rule 13d-3 promulgated pursuant to the Exchange Act), directly or indirectly, of more than 35% of the equity of Publisher then outstanding normally entitled to vote in elections of directors, or (iii) Publisher enters into, or Publisher's Board of Directors approves, any agreement, arrangement or letter of intent with respect to the foregoing, other than as provided by written notice from Publisher to Distributor prior to the execution hereof on the date hereof.

      "Collateral Account" shall have the meaning set forth in Article I of the Security Agreement.

      "Dealer-Reseller" shall mean any dealer, reseller or other third party intermediary which purchases Software Copies from Distributor for resale solely to End-Users and retailers hereunder, and not for further resale.

      "Default" shall mean any event, act or condition which would become an Event of Default with the giving of notice, the lapse of time, or both.

      "Documentation" shall mean any instruction manuals or documentation provided by Publisher with the Products.

      "End-User" shall mean an end-user customer located within the Licensed Territory who is licensed to use a Software Copy for its internal purposes, and not for resale, redistribution, or any other purpose.

      "End-User License Agreement" shall mean an End-User license agreement pursuant to which the Distributor licenses End-Users to use a Software Copy, which shall be in a form approved by Publisher that is at least as protective of the Software Copy under applicable local law as Publisher's then-current standard End-User license agreement.


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      "Event of Default" shall have the meaning set forth in Section 6.7 hereof.

      "Indebtedness" of any Person shall mean, without duplication, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business of such Person), (ii) all indebtedness of such Person evidenced by a note, bond, debenture or similar instrument, (iii) the face amount of all letters of credit issued for the account of such Person and, without duplication, all unreimbursed amounts drawn thereunder and (iv) all indebtedness of any other Person secured by any Lien on any property owned by such Person, whether or not such indebtedness has been assumed.

      "Intellectual Property Security Agreement" shall have the meaning set forth in Section 6.5(a)(ii) of this Agreement.

      "Lien" shall mean, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

      "Loan Documents" shall mean this Agreement, the Note, the Security Agreement, the Intellectual Property Security Agreement, and any other agreement, instrument or document executed and delivered by Publisher or any of its subsidiaries in connection herewith, including, without limitation, those executed and delivered after the Effective Date under Article VI.

      "Notice of Borrowing" shall have the meaning set forth in Section 6.5(f).

      "OEM" means original equipment manufacturer.

      "Obligations" shall mean all obligations, liabilities and indebtedness of every nature of Publisher from time to time owing to Distributor under or in connection with this Agreement.

      "Permitted Lien" shall have the meaning set forth in Section 6.6(c) of this Agreement.

      "Person" shall mean and include any individual, partnership, joint venture, firm, corporation, limited liability company or partnership, association, trust or other enterprise or any government or political subdivision or agency, department or instrumentality thereof.


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      "Products" shall have the meaning set forth in Section 2.2 hereof.

      "Publisher Trademarks" means trademarks, trade names, service marks, service names, logos and other similar proprietary rights owned, controlled or licensed by Publisher from time to time with respect to the Products.

      "Sale" or "selling" of the Products or Software Copies shall mean the sale of a license to use such Products or Software Copies. All references in this Agreement to the purchase, sale or distribution of Software or Software Copies shall mean the purchase, sale or distribution of a license to use such Software or Software Copy.

      "Software Copy" or "Software Copies" shall mean an object code (machine-readable) copy or copies of the Products, together with a copy or copies of any accompanying Documentation redistributing thereto that is designated by Publisher for distribution to End-Users. All such copies shall be fixed on CD-ROM, diskette or other tangible media.

      "Territory" means the United States, Canada and any and all United States possessions, territories and military bases.

                                   ARTICLE II
                           APPOINTMENT OF DISTRIBUTOR

      Section 2.1. Appointment and Authority of Distributor.

                  (a) Appointment of Distributor. Subject to the terms and conditions set forth herein, Publisher hereby appoints Distributor to advertise, promote, resell and distribute ("Distribute") Software Copies of the Products in the Territory, and Distributor hereby accepts such appointment. Such appointment shall be on an exclusive basis during the Term. Distributor's sole remuneration for the Distribution of the Products shall be the fee set forth in Section 5.1 hereof. As a Distributor, Distributor shall have the right to obtain Software Copies from Publisher and to market and resell such Software Copies to End-Users both directly and indirectly.

                  (b) Territorial and Other Resale Restrictions. All Dealer-Resellers shall have a ship-to address within the Territory and the End-User License Agreement shall limit use of the Products to within the Licensed Territory. The Distributor's marketing rights are expressly limited to the marketing of the Products


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under approved Publisher Trademarks pursuant to Article 7 below. The foregoing license is further limited to distribution of Software Copies in tangible packaged goods media, in the format provided by Publisher, which may include CD-ROM or diskette, and no right or license is granted to distribute copies via the Internet or any wide area network (WAN) or otherwise in electronic media. In addition, the Distributor may not distribute the Products on an OEM, Bundled or value-added basis, or through original equipment manufacturers, and may not bundle the Products with the software of a third party, without the prior written consent of Publisher. The Distributor shall use all commercially reasonable efforts to realize the maximum sales potential for the Software Copies in the Territory. The Distributor shall not advertise, market, distribute, sell, or ship the Software Copies outside the Territory, or sell to any party reasonably expected to engage in any of the foregoing acts outside the Territory. The Distributor shall not sell or distribute, or permit the sale or distribution by any party, of the Products in any scheme being a lottery, as premiums, give-aways, discounts, as Bundled merchandise, or in conjunction with any co-branded or other marketing arrangement not approved by Publisher, or for any other purposes not expressly contemplated and permitted by this Agreement.

                  (c) Additional Restrictions on the Products. The Software Copies may not be reproduced, duplicated, copied, modified, translated or otherwise altered by the Distributor. The Distributor agrees that it will not itself, or through any Subsidiary, affiliate or other third party: (i) lease, timeshare, or encumber the Products; (ii) attempt to decompile, disassemble or reverse engineer the Products in whole or in part, or otherwise attempt to derive the source code of the Publisher Product, or take any other action in derogation of Publisher's or its suppliers' intellectual property rights; or
(iii) market, distribute, sell, develop or cause to be developed any derivative software or any other software program based upon Publisher trade secrets or Confidential Information of Publisher.

                  (d) Reservation of Rights. All rights not expressly granted hereunder are reserved by Publisher. This Agreement does not authorize or imply any rights other than as expressly set forth herein. Without limiting the foregoing, Publisher reserves the right under all of its intellectual property rights to make, have made, develop, market, license, sell and distribute within the Territory any software products other than the Products licensed for resale hereunder, to distribute the Products in the Territory on a Bundled or original equipment manufacturer basis, and to distribute the Products in the Territory via the Internet or any wide area network (WAN) or otherwise in electronic media.


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                  (e) Ownership. Publisher retains ownership of the Products and all right, title and interest therein, provided, however, that nothing contained herein shall be construed to limit, restrict or abrogate any grant of a security interest under the Security Agreement or the Intellectual Property Security Agreement of the Publisher. The Distributor acknowledges and agrees that it is acquiring a limited right to resell certain Software Copies of the Products and a license to use the Publisher Trademarks as specified hereunder. All patents, copyrights, trade secrets and other intellectual property rights in and to the Products shall remain the exclusive property of Publisher or its suppliers. Distributor agrees that, as between Distributor and Publisher, Publisher owns all right, title, and interest in the Products and in all of Publisher's patents, trademarks, trade names, inventions, copyrights, know-how, and trade secrets relating to the design, manufacture, operation or service of the Products. The use by Distributor of any of these property rights is authorized only for the purposes herein set forth or in the Other Loan Documents, and, except as otherwise provided herein or in the Other Loan Documents, upon termination of this Agreement for any reason such authorization shall cease. The Software Copies are offered for sale and are sold by Publisher subject in every case to the condition that such sale does not convey any license, expressly or by implication, to manufacture, duplicate or otherwise copy or reproduce any of the Software Copies, except as expressly set forth herein.

                  (f) Notification of Unauthorized Use. The Distributor shall promptly notify Publisher in writing upon its discovery of any unauthorized use or infringement of the Products or Publisher's patent, copyright, trademark or other intellectual property rights with respect thereto. Publisher shall have the sole and exclusive right in its sole discretion to bring an infringement action or proceeding for its own account against a third party, and, in the event that Publisher brings such an action or proceeding, the Distributor shall cooperate and provide reasonable information and assistance to Publisher and its counsel in connection with any such action or proceeding.

      Section 2.2. Products. For purposes of this Agreement, "Products" includes all computer software and hardware and related products manufactured or marketed by Publisher prior to and during the term of this Agreement. The term "Products" does not include, however, those computer software and hardware and related products for which Publisher does not have the right, pursuant to agreements that are in force on the date hereof and listed on Exhibit A hereto ("Excluded Products"), to grant to Distributor the rights described herein, except that, with respect to such Excluded Products, Distributor shall have the rights described herein


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to the extent permissible under such existing agreements. In addition, Publisher shall use commercially reasonable efforts to (i) obtain for Distributor the full rights hereunder to the Excluded Products and (ii) make available to Distributor any comparable distribution rights which become available during the term of this Agreement in the Territory, as such rights become available. Upon such termination, such computer software and hardware and related products shall be deemed "Products" for purposes of this Agreement.

      Section 2.3. Consents. Publisher has secured or will use all commercially reasonable efforts to secure for the Products and the Publisher Trademarks all necessary licenses and consents required pursuant to all applicable copyright and other intellectual property laws and waivers of any and all moral rights free of royalty and fees to the relevant parties for Distributor to exercise its rights under this Agreement with respect to the Publisher Trademarks and the Products. Any and all expenses incurred by Publisher to obtain such licenses and consents from third parties shall be borne by Publisher.

      Section 2.4. Right of First Offer. If Publisher desires to grant a third party license to develop, manufacture or market conversions of any Products in formats or on platforms other than as manufactured or marketed by Publisher, Publisher and Distributor shall enter into good faith negotiations to reach an agreement with respect to such other formats or platforms. In the event that Publisher and Distributor are unable to reach an agreement within 60 days after commencing such negotiations, and at such time or thereafter Publisher is considering entering into an agreement or arrangement with a third party, Publisher shall first give written notice of its intention to enter into such agreement or arrangement to Distributor, specifying the material terms thereof, and Distributor shall have 20 days from the receipt of such notice to enter into such agreement or arrangement with Publisher on the same terms as specified in such notice. If Distributor does not exercise such right by the end of such 20 day term, Publisher may enter into such agreement or arrangement with such third party on terms identical to those specified in its notice to Distributor. Notwithstanding the foregoing, nothing herein shall be deemed to restrict Publisher's right to manufacture or market any Products in formats or on platforms other than those existing on the date hereof if such manufacturing or marketing activities are carried out by Publisher, and not by a third party.


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                                   ARTICLE III
                                      TERM

      Section 3.1. Initial Term. This Agreement is effective as of the date hereof (the "Effective Date") and, subject to extension or earlier termination as provided for herein, shall terminate on March 31, 2001 (the "Initial Term"). Distributor's right to Distribute the Products is effective as soon as is reasonably practicable after the date hereof, in Distributor's sole discretion.

      Section 3.2. Renewal. Distributor and Publisher, in their sole discretion, may mutually agree to renew this Agreement at the end of the Initial Term or any subsequent renewal thereof for a period of one (1) year from such date (a "Renewal Term"). Prior to the end of the Initial Term or any Renewal Term the parties shall conduct good faith discussions regarding the renewal of such term, provided, however, that neither party shall be obligated to renew such term. Unless otherwise provided, the Initial Term and all Renewal Terms shall be referred to as the "Term."

                                   ARTICLE IV
               DISTRIBUTION, MARKETING AND SUPPORT OF THE PRODUCTS

      Section 4.1. Creation and Delivery of Products. Publisher shall be responsible for, and shall bear the costs associated with, creating the Products, including, without limitation, research and development and preparing, producing, manufacturing, developing and packaging the Products and the associated documentation and inserts. Publisher shall manufacture the Products to be final Products, containing, at a minimum, final software and instruction manuals consistent with Publisher's existing practices. Publisher shall use commercially reasonable efforts to meet the reasonable delivery dates and reasonable quantities set forth on Distributor's orders. At the request of either party, the parties shall consult in good faith with respect to inventory held by Publisher and/or Distributor and forecasts of future orders. Products ordered by Distributor hereunder shall be shipped to such location as designated by Distributor, freight prepaid by Publisher, on a consignment basis, for sale and shipment by Distributor to its customers. Distributor may request from time to time for Publisher to ship products directly to Distributor's customers, and such shipments shall be treated under this Agreement as a sale and shipment by Distributor, as if such Products had been shipped to Distributor by Publisher and then sold and shipped by Distributor to Distributor's customers. Any shipments by


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Distributor to its customers, or by Publisher to Distributor's customers at
Distributor's request, shall be at Distributor's sole expense.

      Section 4.2. Quality and Support. Publisher agrees that the Products shall conform to the standards of quality consistent with Publisher's prior products in the same price classification. Publisher shall maintain reasonable and adequate quality assurance for the Products as is customary in the industry. Publisher shall be also responsible for, and provide, consumer technical support for the Products consistent with its current practice, and in no event less than a level of support that is customary in the industry.

      Section 4.3. Risk of Loss. Distributor shall bear the risk of loss for all Products after such Products are received by Distributor in accordance with orders placed by Distributor pursuant to Section 4.1 above. Risk of loss shall pass to Publisher upon receipt by Publisher of any Products returned by Distributor pursuant to Section 4.6.

      Section 4.4. Sales Literature. Publisher agrees to provide at Publisher's cost to Distributor such quantities of specification sheets, catalogs and other printed sales materials relating to the Products that Publisher prepares for the marketing and promotion of the Products as may be reasonably requested by Distributor in sufficient time before the release of the Products and continuing for the life of the Products.

      Section 4.5. Marketing Support. Publisher agrees to use commercially reasonable efforts to provide at its expense advertising and public relations support in order to facilitate the marketing of the Products by Distributor in the Territory. Prior to and throughout the Term of this Agreement, Publisher agrees to consult with Distributor on the nature and extent of its market support activities. Publisher agrees to provide Distributor with a reasonable number of free trade and press samples of the Products as requested from time to time by Distributor. A representative of Publisher reasonably satisfactory to Distributor shall, at Publisher's or Distributor's reasonable request, accompany Distributor on sales calls and at meetings with Distributor's customers, at Publisher's expense. Distributor shall manage co-op marketing and advertising with respect to Products Distributed by Distributor and Publisher shall bear the expense thereof up to an amount equal to 5.5% of Distributor's gross sales in each fiscal year of Distributor or a greater amount that is mutually agreed upon by the parties. Credits or refunds for co-op marketing granted by Distributor may be deducted by Distributor from payments due Publisher hereunder.


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      Section 4.6. Consignment and Return. All Products ordered by Distributor and delivered by Publisher shall be held for the benefit of Publisher until shipped to Distributor's customers and at no time shall title of Products ordered by or delivered to Distributor pass to Distributor. Products shall be shipped by Distributor to its customers F.O.B. point of shipment. Costs of freight shall be the responsibility of such customer or Distributor, as agreed upon by Distributor and its customers in accordance with current trade practices. Distributor's return policy shall provide that customers may return Products as defective or for stock balancing with approval of Distributor and an authorized return merchandise authorization number ("RMA"). Distributor shall have the right to return to Publisher any and all Products (i) not manufactured to the quality standards of products customarily distributed by Distributor;
(ii) not delivered in accordance with the order placed by Distributor or the terms and conditions of this Agreement; (iii) that are defective in operation or packaging; (iv) returned by Distributor's customers or end-users; or (v) which Distributor does not Distribute. Distributor shall request from Publisher a RMA for returns by a Distributor customer in excess of one thousand (1,000) units, and Publisher shall issue such RMA number to Distributor unless such customer does not return such units. Distributor and Publisher shall consult with respect to the actions to be taken with respect to requests by Distributor customers to return units of the Products in excess of one thousand (1,000) units. Distributor shall be responsible for costs of freight and insurance for all Products returned to Publisher, except for returns pursuant to items (i), (ii) or (iii) of this Section or in the event that Distributor terminates this Agreement pursuant to Sections 11.2(a) or 11.2(b). Following the termination of this Agreement, Publisher shall be responsible for all requests for returns of Products from Distributor's customers, including credits or refunds with respect thereto, and Distributor shall have no responsibility or liability of any kind with respect thereto, except as set forth in this paragraph below. For each unit of a Product returned to Publisher following the termination of this Agreement, by a customer who acquired such Product from Distributor, in excess of the aggregate units of such Product Distributed to such customer following such termination, Distributor shall pay to Publisher the lesser of fifteen percent (15%) of the amount Publisher actually refunds or credits such customer for such returned unit or the amount received by Distributor pursuant to Section 5.1 for the Distribution of such returned unit. Distributor shall pay such amount to Publisher within sixty (60) days of receipt of an invoice detailing the customer returning the Products, the number of units of the Products returned, the number of units of the Products Distributed to such customer following termination of this Agreement and the amount of the refund or credit with respect to such returns actually granted by Publisher. Notwithstanding


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the foregoing, except for returns pursuant to items (i), (ii), and (iii) of this
Section, Distributor may not return more than 18% of all Products Distributed during any year or 25% of a single identified Product.

      Section 4.7. General. Subject to Section 4.8 below and the other terms of this Agreement, all aspects of Distributor's exercise of any and/or all of the rights herein granted by Publisher with respect to the Distribution of the Products during the Term shall be undertaken in Distributor's sole discretion, including without limitation, returns policies, terms and conditions of sale, compilation of customer names and use of warranty and end-user registration information. Distributor agrees that it shall disclose to Publisher and Publisher agrees that it shall disclose to Distributor, following the other party's written request, any warranty or end-user registration information with respect to the Products previously Distributed by Distributor. Publisher shall be solely liable and responsible for any uses it makes of such information.

      Section 4.8. Pricing. Publisher shall, after consultation with Distributor, develop a price list with respect to the Products, which may include different prices for Products Distributed in Canada. Such price list shall set forth the price Distributor shall charge its customers for the Products, prior to any customary trade discounts, rebates, promotional allowances or fees, and commission splits Distributor may offer customers for the Products. Such price list may also set forth the guidelines for co-op advertising, price protection, allowances for defective Products, shipping charges and promotional incentives as such policies are set forth in this Agreement. Distributor may Distribute Products without consulting Publisher as long as prices are consistent with the price list. Distributor shall consult with Publisher regarding any price protections or price reductions.

      Section 4.9. Warranty Obligation. Publisher shall be fully responsible for providing a warranty to End-Users, to the extent determined by Publisher, for the Products. Distributor shall pass on to End-Users Publisher's standard limited warranty and other terms contained in the End-User License Agreement included with each Software Copy but Distributor shall have no warranty obligation to End-Users.

      Section 4.10. Consumer Adviser Rating Compliance. Publisher agrees that, if so required by Distributor and/or any governmental entity, it shall submit each Product or materials associated with such Product to such third party as is designated by Distributor and/or the governmental entity for the purpose of obtaining consumer


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advisory rating code(s) for each Product. Any and all costs and expenses incurred in connection with the procurement of such consumer advisory rating code(s) shall be borne solely by Publisher.

                                    ARTICLE V
                  TERMS OF PAYMENT WITH RESPECT TO DISTRIBUTION

      Section 5.1. Service Fees. Distributor shall be entitled to receive payment of, and to deduct and retain a monthly service fee (the "Service Fee") equal to, 17.5% of Net Receipts for each fiscal month of Distributor or, in the case of the first month, the number of days in which this Agreement is in effect, in consideration of Distributor's Distribution of the Products. Payment of the Service Fee shall have priority over all payments to Publisher and other deductions by Distributor under this Agreement. For the purposes of this Agreement, "Net Receipts" shall mean, for any period, monies received by Distributor from customers in respect of sales of the Products less customary trade discounts, price protection and monies credited to customers' accounts for sales returns, in each case during such period.

      Section 5.2. Uncollectible Accounts. Distributor shall manage the invoicing and collection of amounts due Distributor for its Distribution of Products. Distributor shall take such steps as it deems reasonable and appropriate to collect any such amount which is overdue. Distributor shall determine in its sole discretion exercised in good faith (but in any event no later than six (6) months after such amount was due) when an amount may be deemed uncollectible. In the event that all or any portion of an amount deemed uncollectible is later collected, Distributor shall remit such amount in conjunction with the statements and payments to be made pursuant to Paragraph 5.3(a) below.

      Section 5.3. Statements and Payment Terms.

                  (a) Within ten (10) days following the end of each fiscal month of Distributor (each, a "Payment Date") during the Term, Distributor shall provide Publisher with a written statement specifying for each Product: (i) the total number of Products Distributed during such month; (ii) the Net Receipts collected during such month for the Distribution of the Products; (iii) the deductions pursuant to Sections 4.5, 5.1, 6.3 and 6.4 for such month; (iv) any required tax deductions; (v) any other deductions for money owed Distributor hereunder, including, without limitation, pursuant to Article VI hereof; and
(vi) the balance of the Net Receipts due Publisher in respect of such month. With such statement and subject to the


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provisions of this Agreement, including the foregoing deductions, Distributor shall pay Publisher the consideration due Publisher in respect of that month. Until the Loans (as defined in Section 6.1 hereof) shall be paid in full, the set-offs permitted by Sections 6.3(b) and 6.4(b) shall remain in effect. Distributor's payment terms with its customers shall not exceed 60 days from the date of shipment by Distributor without the prior written consent of Publisher.

      Section 5.4. Books and Records. Distributor shall maintain, at its offices, books of account and records concerning the calculation of Net Receipts. An independent certified public accountant or representative of Publisher (who shall have signed a confidentiality agreement with Distributor in customary form) appointed by Publisher may examine Distributor's books and records solely for the purpose of verifying the accuracy thereof and of the invoice payment statements and royalties provided hereunder, only during Distributor's normal business hours and upon not less than fourteen (14) days prior written notice and not more than once in any calender year; provided however, that Distributor's books and records shall be deemed conclusive and no examination shall be permitted with respect to such books and records that Publisher has not examined pursuant to this Section 5.4 within two years after the date of such books and records. Any such audit shall be at Publisher's sole expense unless such inspection uncovers a shortfall of at least 10% of the amounts due to Publisher for such period, in which case Distributor shall reimburse Publisher for the reasonable cost of such audit. The rights hereinabove granted to Publisher party constitute Publisher's sole and exclusive rights to examine the Distributor's books and records.

      Section 5.5. Minimum Biannual Payment Obligations. (a) Distributor and Publisher shall jointly determine and agree upon the expected minimum amounts payable pursuant to the terms of this Agreement (after giving effect to deductions for the Service Fee, satisfaction of principal on and interest on the Loans and other appropriate set-offs or deductions) during each six-month period commencing April 1, 1999 (the "Minimum Obligations") as determined in meetings to be held between Publisher and Distributor prior to the beginning of each Six-Month Period at which Publisher and Distributor shall use reasonable good faith efforts to determine such Minimum Obligations. As used herein, "Six-Month Period" means the six (6) month period following April 1, 1999, and each subsequent six-month period thereafter and continuing until the expiration of the Term. In the event that Distributor fails to pay the Publisher the Minimum Obligation for any Six-Month Period, Publisher, by providing written notice (setting forth payments received and any claimed shortfall) to Distributor within thirty (30) days of the last Payment Date of such Six-Month


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Period, may terminate this Agreement upon the expiration of next Six-Month
Period, which termination shall be Publisher's sole and exclusive remedy for Distributor's failure to meet the Minimum Obligation. If Publisher provides Distributor with such notice, Distributor shall have thirty (30) days in which to cure such breach by payment of the amount by which Distributor's payments to Publisher for such Six-Month Period fell below 75% of the Minimum Obligation for such period.

                  (b) In the event that Publisher and Distributor are unable to agree on the Minimum Obligations by the commencement of any Six-Month Period pursuant to the first sentence of Section 5.5(a), after using reasonable good faith efforts to do so, such disagreement shall be finally settled by arbitration conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "AAA") in effect as of the date of the arbitration, except as they may be modified herein or by mutual agreement of Parent and Publisher. The parties shall use reasonable best efforts to complete the arbitration within 90 days after such disagreement is submitted to arbitration. The arbitration shall be conducted by three arbitrators, each having substantial experience in, or knowledge of, the interactive computer software industry, selected within thirty days following the submission of a dispute to arbitration as follows: (i) one arbitrator shall be selected by Distributor; (ii) one arbitrator shall be selected by Publisher; and (iii) one arbitrator shall be selected from a list of five names submitted by the AAA as follows: starting with Distributor, Distributor and Publisher shall alternately have four days beginning with the transmittal date of the list in which to strike one name from the list until only one name, that of the third arbitrator, remains. If either Distributor or Publisher does not strike a name from the list within the four day period, the other shall have the right to select the third arbitrator from the names remaining on the list. Any arbitration conducted pursuant to this Section 5.5(b) shall be decided by the vote of at least two of the three arbitrators, and the final decision shall be in the form of a reasoned, written statement of the amount of the Minimum Obligation for the Six-Month Period for which the parties are unable to agree. Each of Distributor and Publisher stipulates that the provisions hereof, and the decision of the arbitrators with respect to disagreement with respect to the amount of the Minimum Obligation, shall be final and binding upon the parties and shall be the sole and exclusive remedy for such disagreement. Each Distributor and Publisher hereby acknowledges that since arbitration is the exclusive remedy, neither Distributor nor Publisher has the right to resort to any federal, state or local court or administrative agency concerning any dispute, controversy or claim with respect to the parties inability to agree on the amount of the Minimum Obligation and that the decision of the arbitrators shall be a complete defense to any suit, action or proceed-ing instituted in any federal, state or local court or before any administrative agency with respect to the parties inability to agree on the amount of the Minimum Obligation; provided that the decision of the arbitrators is subject to vacation by a court of competent jurisdiction pursuant to the terms of the Federal Arbitration Act. It is the intention of the parties that the arbitration decision will be final and binding. The arbitration shall be held in the City, County and State of New York.

                                   ARTICLE VI
                              LOANS BY DISTRIBUTOR

      Section 6.1. Loans. (a) Subject to and upon the terms and conditions hereof, Distributor agrees at any time and from time to time after the date hereof and prior to October 15, 1998 (the "Borrowing Expiration Date") to make loans (collectively, the "Loans") to Publisher, in an amount not to exceed $5,500,000 in the aggregate (the "Maximum Loan Commitment") and, in any event, not to exceed, in the aggregate, the lesser of $1,500,000 or the Maximum Loan Commitment as reduced pursuant to clause (b) of this Section 6.1, as of August 21, 1998; the lesser of $3,500,000 or the Maximum Loan Commitment as reduced pursuant to clause (b) of this Section 6.1, as of September 4, 1998; the lesser of 5,000,000 or the Maximum Loan Commitment as reduced pursuant to clause (b) of this Section 6.1, as of September 18, 1998; and the lesser of $5,500,000 or the Maximum Loan Commitment as reduced pursuant to clause (b) of this Section 6.1, as of October 14, 1998; and at all times thereafter. Publisher agrees, covenants, represents and warrants that such Loans shall be used only for operating working capital needs of the Publisher consistent with past practice.

                  (b) Once prepaid or repaid, the Loans may not be reborrowed. Each prepayment of the Loans shall, to the extent of the principal amount so prepaid, permanently reduce the Maximum Loan Commitment by such amount. The Loans shall, to the extent not prepaid in full, mature and be due and payable on the six-month anniversary of the Effective Date (the "Maturity Date"), without further action on the part of Distributor.

      Section 6.2. Notes; Recordation. (a) Publisher's obligation to pay the principal of and interest on the Loans shall be evidenced by a promissory note duly executed and delivered by Publisher, substantially in the form of Exhibit B hereto (the "Note"). Publisher shall be obligated from time to time to pay, on the terms set forth herein and in the Note, the lesser of the face amount of the Note and the actual aggregate principal amount outstanding.

                  (b) Distributor is hereby authorized to record the date and amount of each Loan and each principal and interest payment in respect thereof in its books and records or on the Note. Such books and records or Note shall constitute prima facie evidence of the accuracy of the information contained therein.

      Section 6.3. Interest. (a) Publisher agrees to pay interest in respect of the unpaid principal amount of the Loans from the Drawdown Date (as defined in the relevant Notice of Borrowing) until the Loans shall be paid in full at a per annum rate of 12%, or such lesser amount as will not violate applicable law. Such interest shall be computed on the basis of a 365-day year, and paid for the number of days elapsed.

                  (b) Interest on the Loans shall accrue from and including the relevant Drawdown Date to but excluding the date of any repayment thereof and shall be payable in arrears on each Payment Date, the date of any principal repayment or prepayment (whether mandatory or voluntary), at maturity (whether by acceleration or on the Maturity Date) and, after such maturity, on demand. Each payment of interest required to be made in connection with a mandatory prepayment on each Payment Date shall be deducted, pursuant to Section 5.3(a)(v) hereof, from the amount otherwise payable to the Publisher pursuant to Section
5.3 and may, in the Distributor's sole discretion, be set off against amounts otherwise payable to Publisher under Section 5.3(a). Each such deduction and application shall be made second in order of priority, following deduction of the Service Fee then payable, provided, however, that nothing contained herein shall limit, extinguish or reduce the Publisher's unconditional, general obligation to repay all amounts owing from time to time hereunder or under the other Loan Documents, and provided further, that in the event that Net Receipts for the months of August and September, 1998 are insufficient to pay all interest then accrued and owing on the Loans, any such shortfall shall not be payable until the first Payment Date occurring after October 15, 1998.

                  (c) In the event that, and for so long as, an Event of Default under Section 6.7 shall have occurred and be continuing, the outstanding principal amount of the Loans and, to the extent permitted by law, overdue interest in respect of the Loans, shall bear interest at a rate per annum equal to 2% per annum in excess of the highest legal amount applicable under clause
(a) above, such interest to be computed on the basis of a 365-day year, and paid for the number of days elapsed.

      Section 6.4. Prepayments, Payments. (a) Publisher shall have the right voluntarily to prepay the Loans in whole or in part from time to time without premium or penalty, but together with all interest owing on the amount being prepaid, in principal amounts not less than $250,000, provided that Publisher shall give Distributor written notice (or telephonic notice promptly confirmed in writing), of its intent to prepay all or part of the Loans, at least one Business Day prior to such prepayment, which notice shall specify the amount of such prepayment.

                  (b) On each Payment Date, Publisher shall be required to make a principal prepayment on the Loans in an amount equal to 32.5% of Net Receipts for the previous fiscal month of Distributor. Each mandatory prepayment of principal required to be made on each Payment Date shall be deducted, pursuant to Section 5.3(a)(v) hereof, from the amount otherwise payable to the Publisher pursuant to Section 5.3, and may, in the Distributor's sole discretion, be set off against amounts otherwise payable to Publisher under Section 5.3(a). Each such deduction and application shall be made third in order of priority, following deduction of the Service Fee and accrued interest then payable; provided, however, that nothing contained herein shall limit, extinguish or reduce the Publisher's unconditional, general obligation to repay all amounts owing from time to time hereunder or under the other Loan Documents.

                  (c) All payments to be made to Distributor by Publisher under this Agreement (including, without limitation, under this Article VI), shall be made by Publisher without set-off, counterclaim or any other deduction by Publisher. Notwithstanding any other provision of this Agreement, all amounts payable by customers or any other Person in connection with Distribution of the Products shall be payable directly to Distributor for deposit to the Collateral Account (as defined in the Security Agreement of Publisher), for distribution in accordance with the terms hereof and thereof, and to the extent of any inconsistency between any Security Agreement and this Agreement, the terms of the relevant Security Agreement shall govern and control. All payments shall be made in lawful money of the United States of America in immediately available funds to such account as may be specified from time to time in writing to Publisher.

      Section 6.5. Conditions Precedent to Loans. The obligation of Distributor to make each Loan is subject to the satisfaction of the following conditions precedent:

                  (a) Loan Documents.

                        (i) Note. Publisher shall have executed and delivered to Distributor the Note in the amount and as otherwise provided herein.

                        (ii) Collateral Security Agreements. Each of Publisher and each of its subsidiaries (other than non-U.S. subsidiaries) shall have executed and delivered to Distributor a security agreement substantially in the form set forth as Exhibit C-1 hereto (collectively, as amended, modified or supplemented from time to time, the "Security Agreement") and intellectual property security agreements substantially in the forms set forth as Exhibits C-2-A and C-2-B hereto (collectively, as amended, modified or supplemented from time to time, the "Intellectual Property Security Agreement").

                  (b) UCC-1 Financing Statements. Distributor shall have received UCC-1 financing statements signed by Publisher and each of its active subsidiaries (other than non-U.S. subsidiaries) as debtor, naming Distributor as secured party with respect to all assets and properties of Publisher and its subsidiaries (other than non-U.S. subsidiaries) and that are otherwise in appropriate form for filing in the filing offices set forth in Schedule I of the Security Agreement and Distributor shall have filed such UCC-1 financing statements in the applicable jurisdictions, which Distributor shall do promptly after receipt thereof.

                  (c) Trademark and Copyright Assignments. Each of Publisher and its subsidiaries requested by Distributor to do so shall file such trademark and copyright assignment agreements and such other documents as are reasonably requested by Distributor.

                  (d) Additional Matters. Distributor shall have received such other certificates, opinions, documents and instruments relating to the transactions contemplated hereby as may have been reasonably requested by Distributor, and all corporate and other proceedings and all other documents (including, without limitation, all documents referred to herein and not appearing as exhibits hereto) and all legal matters in connection with such transactions shall be satisfactory in form and substance to Distributor.

                  (e) Use of Proceeds. The proceeds of such Loans shall be used to fund Publisher's operating working capital needs consistent with past practice.

                  (f) Notice of Borrowing. Distributor shall have received a duly executed and completed a notice of borrowing in respect of such Loan, in substantially the form of Exhibit D (a "Notice of Borrowing"), at least three Business Days prior to the desired date for the making of such Loan.

                  (g) Representations and Warranties. The representations and warranties contained herein and in the other Loan Documents shall be true and correct in all material respects on such date.

                  (h) No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing on such date.

                  (i) No Injunction. No law or regulation shall have been adopted, no order, judgment or decree of any governmental authority shall have been issued, and no litigation shall be pending or threatened, which in the judgment of Distributor would enjoin, prohibit or restrain, or impose or result in the imposition of any material adverse condition upon, the making or repayment of such Loan.

      Section 6.6. Covenants. The Publisher covenants that from the date of this Agreement and thereafter so long as the Note is outstanding:

                  (a) Accounting; Financial Statements and Other Information. The Publisher will maintain a system of accounting established and administered in accordance with GAAP. The Publisher will deliver to Distributor: (i) within 45 days after the end of each of the first three quarterly fiscal periods in each fiscal year of the Publisher, consolidated and consolidating balance sheets of the Publisher and its subsidiaries as at the end of such period and the related consolidated and consolidating statements of income, stockholders' equity and changes in financial position of the Publisher and its subsidiaries for such period, certified by the principal financial officer of the Publisher as presenting fairly the information contained therein, subject to normal year-end audit adjustments; (ii) within 90 days after the end of each fiscal year of the Publisher, consolidated and consolidating balance sheets of the Publisher and its subsidiaries as at the end of such year and the related consolidated and consolidating statements of income, stockholders' equity and changes in financial position of the Publisher and its subsidiaries for such fiscal year, setting forth in each case in comparative form the consolidated and consolidating figures for the previous fiscal year, certified by independent public accountants of recognized national standing selected by the Publisher, which shall state that such consolidated financial statements present fairly the financial position of the Publisher and its subsidiaries as at the dates indicated and the results of their operations and changes in their financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years and that the audit by such accountants in connection with such consolidated financial statements has been made in accordance with GAAP; (3) together with each delivery of financial statements pursuant to clause
(1) or (2) hereof, an officer's certificate as to no Event of Default or Default; and (4) immediately upon any officer of the Publisher obtaining knowledge of any condition or event which constitutes an Event of Default, an officer's certificate describing the same and the period of existence thereof and what action the Publisher has taken, is taking and proposes to take with respect thereto;

                  (b) Inspection. The Publisher will permit any authorized representatives of Distributor to visit and inspect any of the properties of the Publisher or any of its subsidiaries, including its and their books of account, and to make copies and take extracts therefrom, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants (and by this provision the Publisher authorizes such accountants to discuss with such representatives the affairs, finances and accounts of the Publisher and its subsidiaries, provided, that the Publisher is present), all at such reasonable times and as often as may be reasonably requested, at Publisher's expense.

                  (c) Liens, etc. The Publisher will not, and will not permit any subsidiary of the Publisher to, directly or indirectly create, incur, assume or permit to exist any Lien on or with respect to any property or asset of the Publisher or any subsidiary of the Publisher, whether now owned or held or hereafter acquired, or any income or profits therefrom (whether or not provision is made for the equal and ratable securing of the Notes in accordance with the last sentence of this Section), except for the following (collectively, "Permitted Liens"):

            (i) Liens for taxes, assessments or other governmental charges the payment of which is not at the time required;

            (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics and materialmen incurred in the ordinary course of business for sums not yet due or the payment of which is not at the time required;

            (iii) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure (or to obtain letters of credit or surety, appeal or performance bonds which secure) the performance of bids, tenders, statutory obligations, leases, purchase, construction or sales contracts and other similar obligations, in each case not incurred in connection with the borrowing of money, the obtaining of advances or the payment of the deferred purchase price of property;

            (iv) leases or subleases granted to others, easements, rights-of-way, restrictions and other similar charges or encumbrances, in each case incidental to, and not interfering with, the ordinary conduct of the business of the Publisher or any of its subsidiaries;

            (v) Liens granted in connection with that certain facility agreement, dated as of July 28, 1998, between Barclays Bank PLC, as secured party and MicroProse Limited, as debtor;

            (vi) a Lien in favor of Sony Signatures, as agent for Tristar Pictures, on the "Starship Troopers" trademark, copyrights and related assets;

            (vii) Liens granted under that certain mortgage on certain German real property of the Company, dated March 19, 1994 in favor of WestLB Bank, as secured party;

            (viii) Liens granted in connection with that certain factoring agreement, dated as of July 13, 1998, between Aerofund Financial Inc., as secured party and MicroProse, Inc., as debtor (the "Aerofund Agreement");

            (ix) Liens in favor of Oracle Credit Corporation under an Agreement dated May 30, 1997, on certain accounting software equipment;

            (x) equipment Liens on office equipment, arising in the ordinary course and consistent with past practices; and

            (xi) those Liens existing on the Effective Date, as to which the representation and warranty set forth in Section 9.1(h) is true (collectively, the "Scheduled Liens"), provided that the Publisher covenants and agrees within 45 days following the Effective Date, to use reasonable best efforts to obtain releases and UCC termination statements of all Scheduled Liens from the relevant secured parties, and to use reasonable best efforts to obtain releases and UCC termination statements in connection with Aerofund Agreement, and to deliver same to Distributor for filing or recordation wherever appropriate.

                  (d) Investments, Borrowings, Guaranties, etc. The Publisher will not, and will not permit any of its subsidiaries to, directly or indirectly
(i) make or own any investment other than those existing on the date hereof, or
(ii) to make any borrowings under the Aerofund Agreement, and will use its reasonable best efforts to terminate such factoring arrangement, or (iii) create or become or be liable with respect to any guaranty.

                  (e) Restricted Payments. The Publisher will not directly or indirectly declare, order, pay, make or set apart any sum for any payment of dividends.

                  (f) Transactions with Affiliates. The Publisher will not, and will not permit any of its subsidiaries to, directly or indirectly, engage in any transaction, including, without limitation, the purchase, sale or exchange of assets or the rendering of any service, with any affiliate of the Publisher, except in the ordinary course of and pursuant to the reasonable requirements of the Publisher's or such Subsidiary's business and upon fair and reasonable terms.

                  (g) Consolidation, Merger, Sale of Assets, etc. The Publisher will not, and will not permit any of its subsidiaries to, directly or indirectly, consolidate with or merge into any other Person or permit any other Person to consolidate with or merge into it, or sell, lease, abandon or otherwise dispose of all or substantially all or any substantial part its assets in one or a series of transactions.

                  (h) Corporate Existence, etc. The Publisher will at all times preserve and keep in full force and effect its corporate existence, and rights and franchises deemed material to its business, and those of each of its subsidiaries.

                  (i) Payment of Taxes and Claims. The Publisher will, and will cause each of its subsidiaries to, pay all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its franchises, business, income or profits before any penalty or interest accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or might become a Lien upon any of its properties or assets.

                  (j) Insurance, etc. The Publisher will maintain or cause to be maintained in good repair, working order and condition all properties used or useful in the business of the Publisher and its subsidiaries and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof. The Publisher will maintain or cause to be maintained, with financially sound and reputable insurers, insurance with respect to its and its subsidiaries' properties and businesses against loss or damage of the kinds customarily insured against by corporations of established reputation engaged in the same or similar business and similarly situated, of such types and in such amounts as are customarily carried under similar circumstances by such other corporations.

                  (k) Conditions Subsequent to Initial Loan. Publisher covenants and agrees, forthwith upon demand by Distributor, (i) to cause each of its non-U.S. subsidiaries, to execute, deliver and perform a Security Agreement, and in the case of each such subsidiary owning or having any rights in or to any intellectual property, each relevant Intellectual Property Security Agreement (to the extent, in the case of non-U.S. subsidiaries, permitted by applicable foreign law), (ii) to execute and deliver stock pledge agreements covering the capital stock of each of its subsidiaries (to the extent, in the case of non-U.S. subsidiaries, permitted by applicable foreign law), and in connection therewith to deliver all certificates evidencing any capital stock of its subsidiaries, (iii) to remove the Scheduled Liens in accordance with Section 6.6(c)(xi) hereof, and (iv) to take all other reasonable actions requested by Distributor in connection with the foregoing to create, preserve and protect the security interest intended to be granted to Distributor hereunder.

                  Without prejudice to any other provision of any Loan Document, Publisher covenants and agrees that it will not permit any subsidiary to create or suffer to exist any Lien upon any of such Subsidiary's properties or assets, other than Permitted Liens and the Liens in favor of the Secured Parties under the Loan Documents.

      Section 6.7. Events of Default. Each of the following events, acts, occurrences or conditions shall constitute an "Event of Default" under this Agreement, regardless of whether such event, act, occurrence or condition is voluntary or involuntary or results from the operation of law or pursuant to or as a result of compliance by any Person with any judgment, decree, order, rule or regulation of any court or administrative or governmental body:

                  (a) Failure to Make Payments. Publisher shall default for 10 days in the payment when due of any principal of or interest on any Loan or any other Obligations.

                  (b) Breach of Representation or Warranty. Any representation or warranty made by Publisher herein or in any other Loan Document or any certificate or statement delivered pursuant hereto or thereto shall prove to be false or misleading in any material respect on the date as of which made or deemed made.

                  (c) Breach of Covenants. Publisher shall fail to perform or observe any agreement, covenant or obligation under this Agreement or any other Loan Document not otherwise specifically covered by this Section 6.7 and such failure shall continue unremedied for 30 or more days after Publisher has received notice thereof.

                  (d) Termination of Agreement. This Agreement shall have been terminated.

                  (e) Change of Control. There shall have occurred a Change in Control.

                  (f) Bankruptcy, etc. (i) Publisher or any subsidiary shall commence a voluntary case concerning itself under the Bankruptcy Code; or (ii) an involuntary case is commenced against Publisher or any subsidiary and the petition is not dismissed within sixty (60) days after commencement of the case; or (iii) a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of Publisher or any subsidiary or Publisher or any subsidiary commences any other proceedings under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to Publisher or any subsidiary or there is commenced against Publisher or any subsidiary any such proceeding which remains undismissed for a period of sixty (60) days; or (iv) any order of relief or other order approving any such case or proceeding is entered; or (v) Publisher or any subsidiary is adjudicated insolvent or bankrupt; or (vi) Publisher or any subsidiary allows any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of sixty (60) days; or (vii) Publisher or any subsidiary makes a general assignment for the benefit of creditors; or (viii) Publisher or any subsidiary shall fail to pay, or shall state that it is unable to pay, its debts generally as they become due; or (ix) Publisher or any subsidiary shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; or (x) Publisher or any subsidiary shall by any act or failure to act consent to, approve of or acquiesce in any of the foregoing; or (xi) any action is taken by Publisher or any subsidiary for the purpose of effecting any of the foregoing.

                  (g) Default Under Other Agreements. Publisher shall default in the payment when due (whether by scheduled maturity, required prepayment, acceleration, or otherwise) of any amount owing in respect of any Indebtedness (other than the Obligations) in excess of $50,000 in the aggregate; or Publisher shall default in the performance or observance of any obligation or condition with respect to any such Indebtedness or any other event shall occur or condition shall exist, if the effect of such default, event or condition is to accelerate the maturity of any such Indebtedness or to permit the holder or holders thereof, or any trustee or agent for such holders, to accelerate the maturity of any such Indebtedness, or any such Indebtedness shall become or be declared to be due and payable prior to its stated maturity other than as a result of a regularly scheduled payment.

      Section 6.8. Rights and Remedies. Upon the occurrence of any Event of Default described in Section 6.7(f) hereof, the then unpaid principal amount of, and any and all accrued interest on, the Loans shall automatically become immediately due and payable, with all additional interest from time to time accrued thereon and without presentation, demand, or protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and notice of acceleration), all of which are hereby expressly waived by Publisher; and upon the occurrence and during the continuance of any other Event of Default, Distributor may in its sole discretion declare the unpaid principal amount of, and any and all accrued and unpaid interest on, the Loans to be, and the same shall thereupon be, immediately due and payable with all additional interest from time to time accrued thereon and without presentation, demand, or protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and notice of acceleration), all of which are hereby expressly waived by Publisher.

      Section 6.9. Set-off, etc. Distributor shall have the right, without prior notice to Publisher, any such notice being expressly waived by Publisher to the fullest extent permitted by applicable law, to set-off or recoup and apply against any Obligation hereunder any and all credits, obligations or claims, whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by Distributor to or for the credit or the account of Publisher, howsoever arising, in addition to all other rights and remedies of Distributor at law, in equity or under any Loan Document.

                                   ARTICLE VII
                                   TRADEMARKS

      Section 7.1. Right to Use. During the term of this Agreement, the Distributor shall have the right and shall be required to indicate to the public within the Licensed Territory that it is an authorized Distributor of the Products and shall be required to market and advertise the Products under the Publisher Trademarks. Notwithstanding the foregoing, any use of Publisher's Trademarks on Web sites or other postings on the Internet or in other electronic transmissions via computer networks shall be subject to the prior written approval of Publisher (which shall not be unreasonably withheld). The Distributor shall not use Publisher's Trademarks, or any other copyright, trademark, logo or other right of Publisher in any manner contrary to public morals, in any manner which is deceptive or misleading, which is derogatory to Publisher's Trademarks, or which compromises or reflects unfavorably upon the goodwill, good name, reputation or image of Publisher or Publisher's Trademarks, or which might jeopardize or limit Publisher's proprietary interest in Publisher's Trademarks. Nothing herein shall grant to the Distributor any right, title or interest in Publisher's Trademarks. All uses of Publisher's Trademarks hereunder by the Distributor shall inure solely to the benefit of Publisher. At no time during or after the term of this Agreement shall the Distributor challenge or assist other to challenge Publisher's Trademarks or the registration thereof or attempt to register any trademarks, marks or trade names confusingly similar to those of Publisher.

      Section 7.2. Approval of Representations. All representations of Publisher's Trademarks that the Distributor intends to use shall first be submitted to Publisher for approval in writing (which shall not be unreasonably withheld). The Distributor shall not use any of Publisher's Trademarks in conjunction with another trademark on or in relation to any other software without Publisher's prior written approval. All uses shall be subject to approval by Publisher to ensure that the Publisher's Trademarks are not used by the Distributor in a manner that is unautho-rized by Publisher. In the event Publisher does not approve a use by Distributor, it shall promptly provide Distributor with a written report detailing the reasons for rejection of such use. In the event Publisher shall fail to object to a use provided for its review within fourteen (14) business days after delivery, Publisher shall be deemed to have approved such use.

                                  ARTICLE VIII
                                 CONFIDENTIALITY

      Section 8.1. Proprietary Information. Each party acknowledges and agrees that certain information which it may receive from the other party will be Proprietary Information to the disclosing party. Proprietary Information shall mean: (i) the fact that the disclosing party intends to develop or have developed any particular software or other product; (ii) any confidential information concerning or related to the Products; (iii) any non-public information concerning the terms and conditions of this Agreement, except that Distributor may disclose such terms and conditions as it reasonably deems appropriate for the Distribution of the Products; (iv) nonpublic information concerning the business or finances of the disclosing party, including, but not limited to, trade secrets of the disclosing party; and (v) any other information which if disclosed to a third party could adversely affect a competitive advantage of the disclosing party.

      Section 8.2. Protection. Each party agrees, both during and after the Term of this Agreement, to use the Proprietary Information of the other party only in connection with its rights and obligations under this Agreement, and not to, directly or indirectly, reproduce such Proprietary Information or distribute or disclose such Proprietary Information, except to employees who have a need to know such Proprietary Information in connection with the performance of the obligations and the exercise of the rights under this Agreement, and to hold in confidence all Proprietary Information of the other party and to use its best efforts to prevent the unauthorized copying, use and/or disclosure of the other party's Proprietary Information.

      Section 8.3. No Nondisclosure Obligation. Each party's respective obligation to hold the other party's Proprietary Information in strict confidence shall not apply to any information that: (i) becomes known to the general public without a breach of the nondisclosure obligations of this Agreement; (ii) is disclosed by the owner of the Proprietary Information to others without restriction on disclosure; (iii) is obtained from a third party without breach of a non-disclosure obligation; (iv) was in the possession of the nondisclosing party prior to disclosure by the disclosing party; or (v) was independently developed by the nondisclosing party without use of or reference to the other party's Proprietary Information. A party may disclose Proprietary Information if so required in connection with any suit, action or required to be disclosed by law, provided that such party provide the disclosing party with advance notice to allow the disclosing party to seek a protective order, and provided further that such party takes any available, reasonable steps to protect the Proprietary Information.

      Section 8.4. Irreparable Harm. Each party agrees that the unauthorized use or disclosure of the disclosing party's Proprietary Information may cause irreparable injury to the disclosing party. Accordingly, both parties agree that the remedy at law for any breach of this Section may be inadequate and, in recognition thereof, agree that the party suffering from the unauthorized use or disclosure shall be entitled to seek injunctive relief to prevent any such breach or the threat of such a breach.

                                   ARTICLE IX
                    REPRESENTATIONS, WARRANTIES AND COVENANTS

      Section 9.1. Publisher Representations, Warranties and Covenants. Publisher represents, warrants and covenants that:

                  (a) Publisher has the requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Publisher and the consummation by Publisher of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Publisher. This Agreement has been duly executed and delivered by Publisher and, assuming this Agreement constitutes the valid and binding obligation of the Distributor, constitutes a valid and binding obligation of each such party, enforceable against each such party in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) the remedy of specific performance and injunctive relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                  (b) Exhibit A hereto sets forth a true, complete and accurate list of any and all agreements or arrangements that in any way would limit or restrict the ability of Distributor to exclusively Distribute the Products in the Territory.

                  (c) Publisher has and shall have all requisite ownership, licenses and consents to grant to Distributor all the rights with respect to the Products and Publisher Trademarks. The Publisher Trademarks and the grant of the right to Distribute the Products do not violate or infringe any rights (including without limitation intellectual property or other proprietary rights) of any third party.

                  (d) There are no restrictions which would or could prevent Distributor from Distributing the Products by any media or by means for which rights are granted to Distributor hereunder and there are not and will not be any payments (out of any part of any revenues from the Distribution or exploitation of the Products or otherwise) which must be made by Distributor to any actors, musicians, directors, writers or to other persons who participated in the Products, or to any union, guild or other labor organization, for any right to Distribute the Products or as compensation for any other use of the Products as contemplated hereunder.

                  (e) The Products manufactured by Publisher are and shall be of high quality customary in the industry, and the media upon which the Product is recorded shall be free from defects in materials and workmanship for a period of one hundred eighty (180) days from the date of sale to the End-User.

                  (f) Neither the execution, delivery or performance by Publisher of this Agreement, nor compliance by it with the terms and provisions hereof, nor the consummation of the transactions contemplated hereby, (i) will contravene any applicable provision of any law, statute, rule, regulation, order or injunction of any court or governmental instrumentality, or (ii) will conflict or be inconsistent with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of Publisher pursuant to the terms of any indenture, mortgage, deed of trust, agreement or other instrument to which Publisher is a party or by which it or any of its property or assets is bound or to which it may be subject.

                  (g) Publisher shall use the proceeds of the Loans in accordance with Section 6.1(a). Neither the making of the Loan nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulations T, U or X of the Federal Reserve Board.

                  (h) There are no obligations outstanding to any Person in whose favor a Scheduled Lien exists, and there are no commitments to lend money or otherwise incur any obligation in favor of any such Person.

      Section 9.2. Distributor Representations, Warranties and Covenants. Distributor represents, warrants and covenants that:

                  (a) Distributor has the requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Distributor and the consummation by Distributor of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Distributor. This Agreement has been duly executed and delivered by Distributor and, assuming this Agreement constitutes the valid and binding obligation of Publisher, constitutes a valid and binding obligation of each such party, enforceable against each such party in accordance with its terms, except that
(i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) the remedy of specific performance and injunctive relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                  (b) Standard of Business Practices. Distributor shall comply in all material respects with all laws and regulations relating or pertaining to the distribution, sale, advertising or use of the Products in the Licensed Territory, and shall comply in all material respects with the regulations and directives of any regulatory agencies which shall have jurisdiction over the Products.

      Section 9.3. No Representation Regarding Revenues. Distributor neither makes nor has made any express or implied representation or warranty as to the amount of receipts which shall be derived from the Distribution of the Products, or that there will be any receipts or other sums payable to Publisher.

      Section 9.4. Limitation of Liability. EXCEPT AS OTHERWISE PROVIDED HEREIN, THE FOREGOING WARRANTIES ARE IN LIEU OF ALL OTHER WARRANTIES AND CONDITIONS BY EITHER PARTY. ANY IMPLIED WARRANTIES BY EITHER PARTY, INCLUDING WARRANTIES OR CONDITIONS OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, ARE EXPRESSLY EXCLUDED. EXCEPT WITH RESPECT TO THE INDEMNIFICATION OBLIGATIONS SET FORTH IN ARTICLE X OF

THIS AGREEMENT, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY OR ANY OTHER ENTITY FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, INDIRECT OR RELIANCE DAMAGES, HOW EVER CAUSED, WHETHER FOR BREACH OF CONTRACT, NEGLIGENCE OR UNDER ANY OTHER LEGAL THEORY, WHETHER FORESEEABLE OR NOT AND WHETHER OR NOT PUBLISHER OR DISTRIBUTOR HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, AND NOTWITHSTANDING THE FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.

      Section 9.5. Survival. The representations, warranties, limitations on liability and indemnification rights set forth in Articles IX and X of this Agreement shall survive the termination of this Agreement.

                                    ARTICLE X
                                 INDEMNIFICATION

      Section 10.1. Indemnification of Distributor. Publisher agrees to indemnify and hold Distributor, its parent, affiliates, officers, directors, representatives, employees, contractors, agents, subcontractors, customers, licensees and assigns harmless against any and all actions, claims, losses, liabilities, costs, damages and expenses (including any legal costs or expenses incurred, expert witness' fees and any compensation, costs or disbursements paid to compromise or settle any action or claim) (collectively, "Claims") suffered or incurred by Distributor or such other persons or entities and arising from a breach of any representation, warranty, term or provision of this Agreement by Publisher and its consequences, including, without limitation, any claim that the exercise of any of Distributor's rights under this Agreement infringes the copyright, trademark or any other intellectual property or other rights of any third party, any negligence by Publisher or its agents or representatives, any claim of defect or error in the manufactured units of the Products, and any gross negligence or willful misconduct resulting in a virus, worm, time bomb, booby trap or other programming designed to interfere with the normal functioning of the Products or the End-User's equipment, programs or data (collectively, a "Virus").

      Section 10.2. Indemnification by the Distributor. Except for Publisher's indemnification obligations set forth above, the Distributor will indemnify, defend and hold harmless Publisher, its parents, subsidiaries, affiliates, and each of their respective successors and permitted assigns, directors, officers, employees, represen-tatives, agents, consultants, and contractors in respect of any and all losses, claims, suits, proceedings, liabilities, causes of action, damages, costs, expenses (including reason able attorneys' fees and expenses) arising out of or relating to the breach or inaccuracy of, or failure to comply with, any of the representations, warranties, covenants, agreements, terms or conditions made by the Distributor hereunder, the actions or omissions, including negligence, of the Distributor's employees or officers.

      Section 10.3. Procedure. Any party entitled to indemnification hereunder (the "Indemnified Party") shall give prompt written notice of the assertion of any such Claim to the indemnifying party (the "Indemnifying Party") and the Indemnified Party shall have the right to select counsel (as reasonably approved by the Indemnifying Party) and control the defense and settlement thereof, subject to the right of the Indemnifying Party to participate in any such action or to proceed at its own expense with counsel of its own choosing. The Indemnified Party shall have the right to withhold payment of sums due to the Indemnifying Party pursuant to this Agreement if, and to the extent that, and for the period during which the Indemnified Party reasonably believes that such withholding is necessary to maintain a reasonable reserve against any Claims actually asserted, and also the right to offset against payments due to the Indemnifying Party for indemnification obligations due the Indemnified Party by the Indemnifying Party hereunder. If the Indemnifying Party shall fail to promptly act, the Indemnified Party shall have the right and is hereby authorized and empowered by the Indemnifying Party to appear by its attorneys in any such action, to adjust, settle, compromise, litigate, contest, satisfy judgments and take any other action necessary or desirable for the disposition of such claim, demand or action; in any such case the Indemnifying Party within fifteen (15) days after demand therefor by the Indemnified Party, shall fully reimburse the Indemnified Party for all such payments and expenses, including attorneys' fees; if the Indemnifying Party shall fail so to reimburse the Indemnified Party then, without waiving its right otherwise to enforce such reimbursement, the Indemnified Party shall have the right to deduct the said amount of such payments and expenses, or any part thereof, from any sums accruing, to or for the account of the Indemnifying Party under this or any agreement.

                                   ARTICLE XI
                            TERMINATION AND REMEDIES

      Section 11.1. Term and Termination. Unless sooner terminated in accordance with the procedures specified in this Article XI, this Agreement shall terminate according to the procedures set out in Article III of this Agreement.

      Section 11.2. Termination Upon Event of Default. Distributor shall have the right, at its option, to terminate this Agreement by giving written notice to Publisher in the manner provided in Section 13.4 below, effective immediately upon the receipt of such notice, upon the occurrence of any Event of Default. Publisher shall have the right, at its option, to terminate this Agreement by giving written notice to Distributor in the manner provided in Section 12.4 below, effective immediately upon the receipt of such notice, upon the occurrence of any of the following events:

                  (a) In the event that Distributor shall be adjudicated bankrupt or shall petition for or consent to any relief under any bankruptcy, reorganization, receivership, liquidation, compromise, or any moratorium statute, whether now or hereafter in effect, or shall make an assignment for the benefit of its creditors, or shall petition for the appointment of a receiver, liquidator, trustee, or custodian of all or a substantial part of its assets, or if a receiver, liquidator, trustee or custodian is appointed for all or a substantial part of its assets and is not discharged within thirty (30) days after the date of such appointment.

                  (b) Upon any default in the performance of or breach of any material agreement, covenant, obligation or undertaking of Distributor made hereunder, if such default or breach shall not be remedied within thirty (30) days of delivery of notice of such default or breach. Any such notice shall state the grounds upon which such claim of default or breach is based, and the steps required to remedy such default or breach. Notwithstanding anything in this Agreement to the contrary, neither party shall be deemed to be in breach of this Agreement if a failure to comply with its terms is directly caused by Force Majeure or the action or inaction of the other party.

                                   ARTICLE XII
                              EFFECT OF TERMINATION

      Section 12.1. Outstanding Orders. Upon termination of this Agreement, Publisher shall remain obligated to deliver Products to Distributor or to Distributor's customers, to fill all outstanding orders placed by Distributor with Publisher and accepted by Publisher, unless expressly canceled by both parties, and both parties shall remain obligated to perform any other acts which are necessary or appropriate to the orderly winding up of the dealings between the parties hereunder.

      Section 12.2. No Sell-Off. (a) Upon termination of this Agreement, Distributor shall timely return to Publisher, pursuant to Section 4.6 above, all finished units of the Products in Distributor's possession or control which have not been Distributed.

                  (b) All trademarks, trade names, patents, copyrights, designs, drawings, or other data, photographs, samples, and literature relating to the Products shall be and remain the property of Publisher. Within thirty (30) days after the expiration or termination of this Agreement, Distributor shall prepare all such items in its possession for shipment, as Publisher may direct, at Publisher's expense. Distributor shall not make or retain any copies of any confidential items or information which may have been entrusted to it. Effective upon the termination of this Agreement, Distributor shall cease to use all trademarks, marks, and trade names of Publisher. Notwithstanding the foregoing, Distributor shall continue to have such rights in all trademarks, trade names, patents, copyrights, designs, drawings or other data, photographs, samples and literature relating to the Products as are necessary to fulfill its outstanding orders as of the date of the expiration or termination of this Agreement.

      Section 12.3. Remaining Payments. Upon termination of this Agreement, Distributor shall, subject to the provisions of this Agreement, be liable to Publisher for any consideration due and unpaid, if any, up to the date of such termination and for any further consideration that may become due and payable to Publisher pursuant to Section 12.1.

      Section 12.4. Remedies. Notwithstanding anything herein to the contrary, in addition to and not in lieu of its rights to terminate this Agreement upon a material breach by a party, the non-breaching party shall have the right to pursue any remedies available to it at law or in equity, including without limitation the repayment of such sums as have been previously provided by one party to the other.

      Section 12.5. Survival. Any termination of this Agreement (however occasioned) shall not affect 4.6 and Articles V, VI, VII, VIII, IX, X, XI, XII and XIII, which shall continue in full force and effect.

      Section 12.6. Limitation on Termination Liability. Neither party shall incur any liability whatsoever for any damage, loss or expenses of any kind suffered or incurred by the other, arising from or incident to any termination of this Agreement by such party which complies with the terms of this Agreement, whether or not the terminating party is aware of any such damage, loss or expense, provided, however, that Publisher shall be and remain liable for all principal of and interest on the Loans.

                                  ARTICLE XIII
                                  MISCELLANEOUS

      Section 13.1. Entire Agreement. This Agreement, including the Exhibits hereto, (i) sets forth the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior negotiations, understandings and agreements between the parties hereto concerning the subject matter hereof, whether express or implied, written or oral and no addition to or modification of any provision of this Agreement shall be binding upon the parties unless made by written instrument signed by a duly authorized representative of each of Publisher and Distributor and (ii) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

      Section 13.2. No Assignment. No assignment or transfer of this Agreement or any right or privilege granted hereunder, including any assignment by operation of law pursuant to a merger, liquidation, foreclosure, or involuntary sale in bankruptcy, shall be permitted by either party without the other party's prior written consent; provided, however, that either party may transfer, assign or sublicense all or any part of this Agreement without the other party's consent provided such parties are contractually obligated to comply with this Agreement if the transferring, assigning or sublicensing party remains primarily liable and such transfer, assignment or sublicense is (i) to a direct or indirect parent or subsidiary of such party or a direct or indirect parent or subsidiary of such parent or subsidiary, or (ii) to a purchaser of all or substantially all of such party's assets or outstanding capital stock, whether by merger, consolidation or otherwise. Any attempted assignment or transfer contrary to the terms of this Section 13.2 shall be null and void. The appointment by Distributor of any nonexclusive sub-representative, agent, sub-distributor, reseller or dealer shall not constitute an assignment or transfer of any part of, or any right or privilege under, this Agreement. Subject to the foregoing limitations, this Agreement shall inure to the benefit of and be binding upon the parties hereto, their successors, and assigns.

      Section 13.3. Execution of Documents. Each party shall cooperate with the other party to execute all such documents and do all such acts as may be reasonably required to enable each party to effectively exercise the rights granted to it under this Agreement.

      Section 13.4. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given upon receipt, and shall be given to the parties at the following addresses or telecopy numbers (or at such other address or telecopy number for a party as shall be specified by like notice):

            (a)   if to Distributor, to:

                  Hasbro Interactive, Inc.
                  50 Dunham Road
                  Beverly, MA 01915
                  Attention: Thomas Dusenberry, President
                  Telecopy: (978) 921-3710

                  with a copy to:

                  Hasbro, Inc.
                  32 W. 23rd Street
                  New York, New York 10010
                  Attention: Phillip H. Waldoks
                  Senior Vice President-Corporate
                  Legal Affairs and Secretary
                  Telecopy: (212) 741-0663

                  with a copy to:

                  Skadden, Arps, Slate, Meagher & Flom LLP
                  919 Third Avenue
                  New York, New York  10022-3897
                  Attention: Howard L. Ellin, Esq.
                  Telecopy: 212-735-2000

            (b)   if to Publisher, to:

                  MicroProse, Inc.
                  2490 Mariner Loop
                  Suite 100
                  Alameda, California  94501
                  Attention: Stephen M. Race
                  Chief Executive Officer
                  Telecopy: (510) 864-4607

                  with a copy to:

                  Wilson Sonsini Goodrich & Rosati
                  650 Page Mill Road
                  Palo Alto, California  94304
                  Attention: David Drummond, Esq.
                  Telecopy: (650) 493-6811

      Section 13.5. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Any action or proceeding brought to enforce the terms of this Agreement shall be brought in the State of New York and each agrees to waive any objections to personal jurisdiction, service of process and venue in any court of the United States located in the State of New York or in New York state court.

      Section 13.6. Independent Contractors. The relationship of Publisher and the Distributor established by this Agreement is that of independent contractors, and nothing contained in this Agreement shall be construed to (i) give either party the power to direct and control the day-to-day activities of the other, (ii) constitute the parties as partners, co-owners or otherwise as participants in a joint or common undertaking, or (iii) allow the Distributor to create or assume any obligation on behalf of Publisher for any purpose whatsoever. All financial obligations associated with the Distributor's business are the sole responsibility of the Distributor. Distributor shall have no responsibility or liability of any kind to any subcontractors or third parties providing services to or for the benefit of Publisher. Distributor shall be free to manage and control its business as it sees fit, without the management, control or assistance of Publisher, except as otherwise prescribed herein.

      Section 13.7. Severability; Headings. Should any provision of this Agreement be held to be void, invalid, or inoperative, the remaining provisions shall not be affected and shall continue in effect as though such unenforceable provision had been deleted herefrom. The name of this Agreement and the headings of the Articles and Sections of this Agreement are inserted merely for convenience of reference and shall not be used or relied upon in connection with the construction or interpretation of this Agreement.

      Section 13.8. No Waiver. No failure or delay by either party in exercising any right, power, or remedy hereunder shall operate as a waiver of any subsequent exercise of such right, power, or remedy. It is agreed that any remedies provided in this Agreement shall be cumulative and shall not be exclusive of any other remedies available hereunder, or at law or in equity. No amendment, waiver or modification of any provision of this Agreement shall be effective unless in writing and signed by the party against whom such amendment, waiver or modification is sought to been forced.

      Section 13.9. Force Majeure. If the performance of this Agreement or any obligations hereunder is prevented, restricted or interfered with by reason of fire or other casualty or accident, strike or labor dispute, war or other violence, any law, order, proclamation, regulation, ordinance, demand or requirement of any government agency, or any other act or condition beyond the reasonable control of the parties hereto ("Force Majeure"), the party so affected upon giving prompt notice to the other parties will be excused from such performance during such prevention, restriction or interference.

      Section 13.10. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument, but this Agreement shall not be binding upon the parties until it has been signed by both parties.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

HASBRO INTERACTIVE, INC.                    MICROPROSE, INC.

/s/ Thomas R. Dusenberry                    /s/ Stephen M. Race
-----------------------------               ------------------------------
Authorized signature                        Authorized signature

Thomas R. Dusenberry                        Stephen M. Race
-----------------------------               ------------------------------
Printed name                                Printed name

President                                   Chief Executive Officer
-----------------------------               ------------------------------
Title                                       Title

                                    Exhibit A

                                EXCLUDED PRODUCTS

                                    EXHIBIT A

                          EXISTING PRODUCT RESTRICTIONS

1. Restrictions under Agreement with Activision for North American distribution of Sony PSX version of CIVILIZATION II.

2. Restrictions under Agreement with GT Interactive for budget deal on back-catalog products.

3. Restrictions under Agreement with GT Interactive (WizardWorks) for publishing of Macintosh versions of products.

4. Restrictions under Agreements with Imagineer for worldwide distribution of Sega Saturn versions of TRANSPORT TYCOON and CIVILIZATION II.

5. Restrictions under Agreement with Majesco for budget deal on back-catalog products to Kaybee Toys channel only.

6. Restrictions under License-In Agreements (see list previously provided) relating to terms of licenses governing individual products or intellectual properties licensed from third parties. Distributor will be required to familiarize itself with such requirements and abide by approval procedures, etc.

7. The parties should consult regarding expeditious transfer of existing distribution account to Distributor, in light of Publisher's current accounts receivable and field inventory.

                                    Exhibit B


                                      NOTE

$5,500,000                                         New York, New York
                                                   August 11, 1998

            FOR VALUE RECEIVED, the undersigned, MICROPROSE, INC., a Delaware corporation (the "Borrower"), hereby promises to pay on the Maturity Date (as defined in the hereinafter described Software Distribution and Loan Agreement) to the order of Hasbro Interactive, Inc., a Delaware corporation (the "Lender"), in lawful money of the United States of America in immediately available funds, to such account as may be specified from time to time in writing to the Borrower by the Lender, the principal amount of FIVE MILLION FIVE HUNDRED THOUSAND UNITED STATES DOLLARS ($5,500,000) or, if less, the then aggregate unpaid principal amount of Loans (as defined in the hereinafter described Software Distribution and Loan Agreement) made by the Lender under such Software Distribution and Loan Agreement.

            The Borrower also promises to pay interest on the unpaid principal amount of each Loan in like money to said account from the date of the making of such Loan until the principal amount thereof is paid in full, at the rates and times, and computed in the manner, provided in the Agreement.

            This Note (as amended, supplemented or otherwise modified from time to time, this "Note") is the Note referred to in the Software Distribution and Loan Agreement dated as of August 11, 1998 (as amended, supplemented or otherwise modified from time to time, the "Agreement") between the Borrower and the Lender, and is entitled to the benefits thereof and shall be subject to the provisions thereof. This Note is secured pursuant to various agreements (as described in the Agreement).

            As provided in the Agreement, this Note is subject to mandatory and voluntary prepayments, in whole or in part.

            In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the then unpaid principal amount of, and accrued interest on, this

Note shall become, or may be declared to be, as applicable, immediately due and payable in the manner and with the effect provided in the Agreement.

            The Borrower hereby waives to the extent permitted by applicable law presentment, demand, protest or notice of any kind in connection with this Note. No failure or delay on the part of the Lender in exercising any right, power or privilege hereunder or under the other Loan Documents (as defined in the Agreement) and no course of dealing between the Borrower and the Lender shall operate as a waiver of any such right, power or privilege; nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies provided herein and in the other Loan Documents are cumulative and not exclusive of any rights or remedies which the Lender would otherwise have.

            This Note may not be assigned or otherwise transferred by the Lender without the prior written consent of the Borrower. The Borrower may not assign or otherwise transfer any of its rights or obligations under this Note without the prior written consent of the Lender.

            THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF THE BORROWER AND THE LENDER HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.


                                       MICROPROSE, INC.


                                       By:_____________________
                                          Name:
                                          Title:

                                   Exhibit C-1


                               SECURITY AGREEMENT

                                                                     Exhibit C-1

                               SECURITY AGREEMENT

            SECURITY AGREEMENT, dated as of August 11, 1998 (as the same may from time to time be amended, supplemented or otherwise modified, this "Security Agreement"), among Hasbro, Inc., a Rhode Island corporation ("Parent"), Hasbro Interactive, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent ("Distributor" and, together with Parent, the "Secured Parties" and as agent under certain provisions of this Agreement for the ratable benefit of itself and Parent, the "Agent"), a Delaware corporation, and [Company], a __________ corporation (the "Debtor").

                              W I T N E S S E T H:

            WHEREAS, the Borrower and Distributor have entered into the Software Distribution and Loan Agreement dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the "Loan Agreement") pursuant to which Distributor has agreed (i) to distribute software products of Borrower and (ii) to make certain loans to the Borrower, in each case subject to and upon the terms and conditions set forth therein;

            WHEREAS, the Borrower, Parent and New HIAC Corp., a Delaware corporation and a wholly-owned subsidiary of Parent, have entered into an Agreement and Plan of Merger (the "Merger Agreement") and the Borrower and Parent have entered into a Stock Option Agreement (the "Option Agreement," and together with the Merger Agreement, the "Merger Documents"), each dated as of the date hereof; and

            WHEREAS, it is required by the Merger Documents and it is a condition precedent to the obligation of the Secured Party to make the loans contemplated by the Loan Agreement, that the Debtor enter into this Security Agreement and grant the Secured Parties the security interests set forth herein;


                                     C-1-1

            NOW, THEREFORE, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

            1.1 Certain Defined Terms. As used herein, the following terms shall have the meanings set forth below:

            "Account Debtor" shall mean the person who is obligated on a Receivable.

            "Accounts" shall mean "accounts" as such term is defined in Section 9-106 of the UCC.

            "Bankruptcy Code" shall mean Title 11 of the United States Code entitled "Bankruptcy", as amended from time to time, and any successor statute or statutes.

            "Borrower" means MicroProse, Inc., a Delaware corporation.

            "Business Day" shall mean any day excluding Saturday, Sunday and any day which shall be in New York City a legal holiday or a day on which banking institutions are authorized or required by law or other government actions to close.

            "Chattel Paper" shall mean "chattel paper" as such term is defined in Section 9-105(b) of the UCC.

            "Collateral" shall have the meaning assigned to it in Section 2 hereof.

            "Collateral Account" shall mean the account (which may be a securities account) maintained pursuant to this Security Agreement by the Secured Parties, entitled "MicroProse, Inc. Collateral Account, Hasbro Interactive, Inc. and Hasbro, Inc., secured parties", and all funds and instruments or other items from time to time credited to such account and all interest thereon.

            "Collateral Records" shall mean books, records, computer software, computer printouts, customer lists, blueprints, technical specifications, manuals, and similar items which relate to any Collateral.


                                     C-1-2

            "Contracts" shall mean all contracts, agreements, licenses, and other writings to which the Debtor is a party as any of the same may from time to time be amended, supplemented or otherwise modified.

            "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

            "Deposit Accounts" shall mean the Collateral Account and any deposit account, including without limitation, "deposit accounts" as such term is defined in Section 9-105(e) of the UCC and any other deposit or securities account (general or special), together with any funds, instruments or other items credited to any such account from time to time, and all interest thereon.

            "Documents" shall mean "documents" as such term is defined in
Section 9-105(f) of the UCC.

            "Equipment" shall mean "equipment" as such term is defined in
Section 9-109(2) of the UCC, including, without limitation, machinery, manufacturing equipment, data processing equipment, computers, office equipment, furniture, appliances and tools.

            "Event of Acceleration" shall mean an Event of Default or any failure by the Borrower to pay any amount then due and owing under the Merger Documents.

            "Event of Default" shall have the meaning set forth in the Loan Agreement.

            "Fixtures" shall mean "fixtures" as such term is defined in Section 9-313 of the UCC.

            "General Intangibles" shall mean "general intangibles" as such term is defined in Section 9-106 of the UCC, including, without limitation, rights to the payment of money (other than Receivables), trademarks, copyrights, patents, and contracts, licenses and franchises, limited and general partnership interests and joint venture interests, federal income tax refunds, trade names, to the extent classified as a "general intangible" under the UCC under any applicable law, distributions on certificated securities (as defined in ss. 8-102(1)(a) of the UCC and uncertificated securities (as defined in ss. 8-102(1)(b) of the UCC, computer programs and other


                                     C-1-3
computer software, inventions, designs, trade secrets, goodwill, proprietary rights, customer lists, supplier contracts, sale orders, correspondence, advertising materials, payments due in connection with any requisition, confiscation, condemnation, seizure or forfeiture of any property, reversionary interests in pension and profit-sharing plans and reversionary, beneficial and residual interests in trusts, credits with and other claims against any Person, together with any collateral for any of the foregoing and the rights under any security agreement granting a security interest in such collateral.

            "Hedging Agreements" shall mean interest rate or currency protection or hedging arrangements, including without limitation, caps, collars, floors, forwards and any other similar or dissimilar interest rate or currency exchange agreements or other interest rate or currency hedging arrangements.

            "Instruments" shall mean "instruments" as such term is defined in
Section 9-105(1)(i) of the UCC.

            "Insurance Policies" shall mean all insurance policies as in effect from time to time covering the Debtor or any Collateral.

            "Inventory" shall mean "inventory" as such term is defined in ss. 9-109(4) of the UCC, including without limitation, all goods (whether such goods are in the possession of the Debtor or of a bailee or other Person for sale, lease, storage, transit, processing, use or otherwise and whether consisting of whole goods, spare parts, components, supplies, materials or consigned or returned or repossessed goods), including without limitation, all such goods which are held for sale or lease or are to be furnished (or which have been furnished) under any contract of service or which are raw materials or work in progress or materials used or consumed in the Debtor's business.

            "Lien" shall mean with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

            "Loan Agreement" shall mean that certain Software Distribution and Loan Agreement, dated as of the date hereof, between Interactive and the Borrower, as amended or modified from time to time in accordance with its terms.

            Money" shall mean "money" as such term is defined in Section 1-201(24) of the UCC.


                                     C-1-4

            "Motor Vehicles" shall mean motor vehicles, tractors, trailers and other like property, if title thereto is governed by a certificate of title ownership.

            "Permitted Liens" shall have the meaning set forth in the Loan Agree ment.

            "Person" shall mean and include any individual, partnership, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision or agency, department or instrumentality thereof.

            "Proceeds" shall mean "proceeds" as such term is defined in Section 9-306(1) of the UCC.

            "Receivables" shall mean all rights to payment for goods sold or leased or services rendered, whether or not earned by performance and all rights in respect of an Account Debtor, including without limitation, all such rights in which the Debtor has any right, title or interest by reason of the purchase thereof by the Debtor, and including without limitation all such rights constituting or evidenced by any Account, Chattel Paper, Instrument, General Intangible, note, contract, invoice, purchase order, draft, acceptance, intercompany account, security agreement, or other evidence of indebtedness or security, together with (a) any collateral assigned, hypothecated or held to secure any of the foregoing and the rights under any security agreement granting a security interest in such collateral, (b) all goods, the sale of which gave rise to any of the foregoing, including, without limitation, all rights in any returned or repossessed goods and unpaid seller's rights, (c) all guarantees, endorsements and indemnifications on, or of, any of the foregoing, and (d) all powers of attorney for the execution of any evidence of indebtedness or security or other writing in connection therewith.

            "Receivables Records" shall mean (a) all original copies of all documents, instruments or other writings evidencing the Receivables, (b) all books, correspondence, credit or other files, records, ledger sheets or cards, invoices, and other papers relating to Receivables, including without limitation all tapes, cards, computer tapes, computer discs, computer runs, record keeping systems and other papers and documents relating to the Receivables, whether in the possession or under the control of the Debtor or any computer bureau or agent from time to time acting for the Debtor or otherwise, (c) all evidences of the filing of financing statements and the registration of other instruments in connection therewith and amendments, supplements or other modifications thereto, notices to other creditors or secured


                                     C-1-5
parties, and certificates, acknowledgments, or other writings, including without limitation lien search reports, from filing or other registration officers, (d) all credit information, reports and memoranda relating thereto, and (e) all other written or non-written forms of information related in any way to the foregoing or any Receivable.

            "Security Agreement" shall mean this Security Agreement, as the same may from time to time be amended, supplemented or otherwise modified.

            "Secured Obligations" shall mean all "Obligations" as such term is defined in Article I of the Loan Agreement, together with all other obligations from time to time owing by the Borrower, the Debtor or any affiliate of either of them under or in connection with the Loan Documents and the Immediately Payable Termination Fee and the Immediately Payable Cash-Out Right (each as defined in the applicable Merger Document) payable under the Merger Documents.

            "UCC" shall mean the Uniform Commercial Code as in effect from time to time in the State of New York or in any other applicable jurisdiction.

                                   ARTICLE II

                           GRANT OF SECURITY INTERESTS

            As security for the prompt and complete payment and performance in full of all of the Secured Obligations, the Debtor hereby assigns, pledges and transfers to the Secured Parties and grants to the Secured Parties a security interest in and continuing Lien on all of the Debtor's right, title and interest in, to and under the following, in each case, whether now owned or existing or hereafter acquired or arising, and wherever located (all of which being hereinafter collectively called the "Collateral"):

                        (i) all Accounts;

                        (ii) all Chattel Paper;

                        (iii) all Contracts;

                        (iv) the Collateral Account;


                                     C-1-6

                        (v) all Collateral Records;

                        (vi) all Deposit Accounts;

                        (vii) all Documents;

                        (viii) all Equipment;

                        (ix) all Fixtures;

                        (x) all General Intangibles;

                        (xi) all Hedging Agreements;

                        (xii) all Instruments;

                        (xiii) all Insurance Policies;

                        (xiv) all Inventory;

                        (xv) all Money;

                        (xvi) all Motor Vehicles;

                        (xvii) all Receivables;

                        (xviii) all Receivables Records;

                        (xix) all other tangible and intangible personal property;

                        (xx) all accessions and additions to any or all of the foregoing, all substitutions and replacements for any or all of the foregoing and all Proceeds or products of any or all of the foregoing;

      provided, however, that there is expressly excluded from the grant of a security interest contained in this Article II each and every property or asset which,


                                     C-1-7
by its terms may not be assigned or encumbered, or as to which disclosure of same is not permitted.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

            The Debtor hereby represents and warrants to the Secured Parties, which representations and warranties shall survive execution and delivery of this Security Agreement, as follows:

            3.1 Validity, Perfection and Priority. (a) The security interests in the Collateral granted to the Secured Parties hereunder constitute valid and continuing security interests in the Collateral; and

                  (b) (i) upon filing of financing statements naming the Debtor as "debtor" and each Secured Party as "secured party" in the filing offices set forth on Schedule I hereto, the security interests in the Collateral (other than Instruments and Chattel Paper) granted to the Secured Parties hereunder will constitute perfected security interests therein superior and prior to all Liens, rights or claims of all other Persons (other than Permitted Liens); and (ii) upon the delivery to the Agent of such items of the Collateral that constitute Instruments or Chattel Paper, the security interests in such items of collateral granted to the Secured Parties hereunder will constitute perfected security interests therein superior and prior to all Liens, rights or claims of all other Persons (other than Permitted Liens).

            3.2 No Liens; Other Financing Statements. (a) Except for the Lien granted to the Secured Parties hereunder, the Debtor owns and, as to all Collateral whether now existing or hereafter acquired, will continue to own, each item of the Collateral free and clear of any and all Liens, rights or claims of all other Persons other than Permitted Liens, and the Debtor shall defend the Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein adverse to the Secured Parties.

                  (b) No financing statement or other evidence of any Lien covering or purporting to cover any of the Collateral is on file in any public office other than (i) financing statements filed or to be filed in connection with the security interests granted to the Secured Parties hereunder, and (ii) financing statements filed in connection with Permitted Liens.


                                     C-1-8

            3.3 Chief Executive Office. The chief executive office of the Debtor is located at ________________________________________.

            3.4 Location of Inventory and Equipment. All inventory and equipment now or from time to time included in the Collateral will be located at the respective addresses set forth in Schedule II hereto.

                                   ARTICLE IV

                                    COVENANTS

            The Debtor covenants and agrees with the Secured Parties that from and after the date of this Security Agreement:

            4.1 Further Assurances.

                  (a) The Debtor will from time to time at the expense of the Debtor, promptly execute, deliver, file and record all further instruments, indorsements and other documents, and take such further action as either Secured Party may deem reasonably necessary or desirable in obtaining the full benefits of this Security Agreement and of the rights, remedies and powers herein granted, including, without limitation, the following:

                        (i) the filing of any financing statements, in form acceptable to the Secured Parties under the UCC in effect in any jurisdiction with respect to the liens and security interests granted hereby;

                        (ii) the delivery to the Agent of all items of Collateral constituting Instruments (including, without limitation, certificated securities) or Chattel Paper, together with undated instruments of transfer executed by the Debtor in blank that are in form and substance acceptable to the Agent and such certificates and other documents as the Agent may reasonably request with respect thereto; and

                        (iii) furnish to the Secured Parties from time to time statements and schedules further identifying and describing


                                     C-1-9
      the Collateral and such other reports in connection with the Collateral as either Secured Party may reasonably request, all in reasonable detail and in form satisfactory to such Secured Party.

                  (b) The Debtor hereby authorizes each Secured Party to file any financing statement without the signature of the Debtor to the extent permitted by applicable law. A photocopy or other reproduction of this Security Agreement shall be sufficient as a financing statement and may be filed in lieu of the original to the extent permitted by applicable law. The Debtor will pay or reimburse the Secured Parties for all filing fees and related expenses incurred by either Secured Party in connection therewith.

            4.2 Change of Name; Identity; Corporate Structure; or Chief Executive Office Location of Inventory and Equipment. The Debtor will not change its name, identity, corporate structure or the location of its chief executive office or locations of its inventory or equipment specified in Schedule II without (i) giving the Secured Parties at least ten (10) days' prior written notice clearly describing such new name, identity, corporate structure or new location and providing such other information in connection therewith as the Secured Parties may reasonably request, and (ii) taking all action satisfactory to the Secured Parties as either Secured Party may reasonably request to maintain the security interest of the Secured Parties in the Collateral intended to be granted hereby at all times fully perfected with the same or better priority and in full force and effect.

            4.3 Maintain Records. The Debtor will keep and maintain at its own cost and expense satisfactory and complete records of the Collateral.

            4.4 Right of Inspection. Upon reasonable prior notice, the Secured Parties shall at all times have full and free access during normal business hours to all the books, correspondence and records of the Debtor, and the Secured Parties and their representatives may examine the same, take extracts therefrom and make photo copies thereof, and the Debtor agrees to render the Secured Parties at the Debtor's cost and expense, such clerical and other assistance as may be reasonable requested with regard thereto. Upon reasonable prior notice, the Secured Parties and their representatives shall at all times also have the right to enter into and upon any premises where any of the inventory or equipment is located for the purpose of inspecting the same, observing its use or otherwise protecting its interests therein.


                                     C-1-10

            4.5 Insurance. The Debtor will maintain, with financially sound and reputable insurers acceptable to the Secured Parties and licensed to do business in each state in which any of the Collateral covered by any policy is located, insurance with respect to the Collateral and its use, against loss or damage of the kinds customarily insured against by reputable companies in the same or similar businesses, similarly situated, such insurance to be of such types and in such amounts (with such deductible amounts) as is customary for such companies under the same or similar circumstances, similarly situated.

            4.6 Payment of Obligations. The Debtor will pay promptly when due all taxes, assessments and governmental charges or levies imposed upon the Collateral, as well as all claims of any kind (including, without limitation, claims for labor, materials, supplies and services) against or with respect to the Collateral.

            4.7 Negative Pledge. The Debtor will not create, incur or permit to exist, will defend the Collateral against, and will take such other action as is necessary to remove, any Lien or claim on or to the Collateral, other than the Liens created hereby and Permitted Liens.

            4.8 Limitations on Dispositions of Collateral. The Debtor will not sell, transfer, lease or otherwise dispose of any of the Collateral, or attempt, offer or contract to do so except in the ordinary course of its business.

            4.9 Performance by the Secured Parties of the Debtor's Obligations; Reimbursement. If the Debtor fails to perform or comply with any of its agreements contained herein, either Secured Party may, without notice to or consent by the Debtor, perform or comply or cause performance or compliance therewith and the expenses of such Secured Party incurred in connection with such performance or compliance, together with interest thereon at the rate of interest then applicable to the Loans, shall be payable by the Debtor to such Secured Party on demand and such reimbursement obligation shall be secured hereby.

            4.10 Maintaining the Collateral Account. So long as any of the Secured Obligations shall remain unpaid: it shall be a term and condition of the Collateral Account that the Secured Parties, and each of them acting alone, shall have the sole right to withdraw funds or hold any funds in the Collateral Account, and the Debtor hereby agrees and acknowledges that the Secured Parties and each of them shall have exclusive dominion and control of the Collateral Account, and that the Secured Parties, or either of them shall be the sole Person entitled to give


                                     C-1-11
instructions to release, withdraw or transfer funds in the Collateral Account. Neither Secured Party shall have any obligation to invest any funds from time to time in the Collateral Account in any interest-bearing investment.

                                    ARTICLE V

                                POWER OF ATTORNEY

            The Debtor hereby irrevocably constitutes and appoints each Secured Party and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Debtor and in the name of the Debtor or in its own name, from time to time in each Secured Party's discretion, for the purpose of carrying out the terms of this Security Agreement, to, at any time that an Event of Acceleration has occurred and is continuing, take any and all appropriate action and execute any and all documents and instruments which in any such case may be necessary or desirable in the reasonable judgment of either Secured Party to accomplish the purposes of this Security Agreement.

            The Debtor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

                                   ARTICLE VI

                          REMEDIES; RIGHTS UPON DEFAULT

            6.1 Rights and Remedies Generally. If an Event of Acceleration shall occur and be continuing, then and in every such case, the Secured Parties shall have all the rights of a secured party under the UCC, shall have all rights now or hereafter existing under all other applicable laws, and, subject to any mandatory requirements of applicable law then in effect, shall have all the rights set forth in this Security Agreement and all the rights set forth with respect to the Collateral or this Security Agreement in any other security agreement between the parties.

            6.2 Assembly of Collateral. If an Event of Acceleration shall occur and be continuing, upon five days notice to the Debtor, the Debtor shall, at its own expense, assemble the Collateral (or from time to time any portion thereof) and


                                     C-1-12
make it available to the Secured Parties at any place or places designated by the Secured Parties which is reasonably convenient to the parties.

            6.3 Disposition of Collateral. The Secured Parties will give the Debtor reasonable notice of the time and place of any public sale of the Collateral or any part thereof or of the time after which any private sale or any other intended disposition thereof is to be made. The Debtor agrees that the requirements of reasonable notice to it shall be met if such notice is mailed, postage prepaid to its address specified in Section 3.3 of this Security Agreement (or such other address that the Debtor may provide to the Secured Parties in writing) at least five (5) days before the time of any public sale or after which any private sale may be made.

            6.4 Recourse. The Debtor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to satisfy the Secured Obligations. The Debtor shall also be liable for all expenses of the Secured Parties incurred in connection with collecting such deficiency, including, without limitation, the reasonable fees and disbursements of any attorneys employed by the Secured Parties to collect such deficiency.

            6.5 Expenses; Attorneys Fees. The Debtor shall reimburse the Secured Parties for all of their expenses in connection with the exercise of their rights hereunder, including, without limitation, all reasonable attorneys' fees and legal expenses incurred by either Secured Party. Expenses of retaking, holding, preparing for sale, selling or the like shall include the reasonable attorneys' fees and legal expenses of the Secured Parties. All such expenses shall be secured hereby.

            6.6 Limitation on Duties Regarding Preservation of Collateral. Each Secured Party's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as such Secured Party deals with similar property for its own account.

                  (a) The Secured Parties shall have no obligation to take any steps to preserve rights against prior parties to any Collateral.

                  (b) Neither the Secured Parties nor any of their directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under


                                     C-1-13
any obligation to sell or otherwise dispose of any Collateral upon the request of the Debtor or otherwise.

            6.7 Application of Proceeds. The Secured Parties hereby agree that all proceeds received on account of any sale or other disposition of any Collateral, and all Collateral applied directly in satisfaction of any Secured Obligations, shall be applied as follows: first, to the payment of all expenses incurred under section 6.5 hereof, second, to the payment of all interest accrued and owing on the Loans under the Loan Agreement until paid in full, third, to the payment of all principal due and owing on the Loans under the Loan Agreement, until paid in full, fourth, to the payment of any expenses relating to or other amounts arising under the Loan Agreement not covered by clause the "first" hereof, and fifth, to the payment of Secured Obligations due and owing under the Merger Documents until paid in full.

                                   ARTICLE VII

                                  MISCELLANEOUS

            7.1 Indemnity. The Debtor agrees to indemnify, reimburse and hold the Secured Parties and their officers, directors, employees, representatives and agents ("Indemnitees") harmless from any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs or expenses or disbursements (including reasonable attorneys' fees and expenses) for whatsoever kind or nature which may be imposed on, asserted against or incurred by any of the Indemnitees in any way relating to or arising out of this Security Agreement or the transactions contemplated hereby. The obligations of the Debtor under this Section shall be secured hereby and shall survive payment and performance or discharge of the Obligations and the termination of this Security Agreement.

            7.2 Governing Law. THIS SECURITY AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

            7.3 Notices. Except as otherwise expressly provided herein, all notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy, telex, or cable communication), and shall be deemed to have been duly given or made when delivered by hand, or five days after being deposited in the United States mail, postage prepaid, or, in the case of


                                     C-1-14
telex notice, when sent, answer-back received, or in the case of telecopy notice, when sent, or in the case of a nationally recognized overnight courier service, one Business Day after delivery to such courier service, addressed, in the case of each party hereto, at its address specified on the signature pages hereof or to such other address as may be designated by any party in a written notice to the other party hereto.

            7.4 Successors and Assigns. This Security Agreement shall be binding upon and inure to the benefit of the Debtor, the Secured Parties, all future holders of the Secured Obligations and their respective successors and assigns, except that neither party may assign or transfer any of its rights or obligations under this Security Agreement without the prior written consent of the other party.

            7.5 Waivers and Amendments. None of the terms or provisions of this Security Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the party against whom enforcement is sought. In the case of any waiver, the Debtor and the Secured Parties shall be restored to their former position and rights hereunder and under the outstanding Secured Obligations, and any Event of Acceleration waived shall be deemed to be cured and not continuing, but no such waiver shall extend to any subsequent or other Event of Acceleration, or impair any right consequent thereon.

            7.6 No Waiver; Remedies Cumulative. No failure or delay on the part of either Secured Party in exercising any right, power or privilege hereunder and no course of dealing between the Debtor and the Secured Parties shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by a Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which such Secured Party would otherwise have on any future occasion. The rights and remedies expressly provided herein and in the other Loan Documents and Merger Documents are cumulative and may be exercised singly or concurrently and as often and in such order as the Secured Parties deem expedient and are not exclusive of any rights or remedies which the Secured Parties would otherwise have whether by security agreement or now or hereafter existing under applicable law. No notice to or demand on the Debtor in any case shall entitle the Debtor to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Secured Parties to any other or future action in any circumstances without notice or demand.


                                     C-1-15

            7.7 Termination; Release. When the Secured Obligations have been paid in full this Security Agreement shall terminate, and the Secured Parties, at the request and sole expense of the Debtor, will execute and deliver to the Debtor the proper instruments (including UCC termination statements) acknowledging the termination of this Security Agreement, and will duly assign, transfer and deliver to the Debtor, without recourse, representation or warranty of any kind whatsoever, such of the Collateral as may be in possession of the Secured Parties and has not theretofore been disposed of, applied or released.

            7.8 Headings Descriptive. The headings of the several Sections and subsections of this Security Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Security Agreement.

            7.9 Severability. In case any provision in or obligation under this Security Agreement or the Secured Obligations shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.


                                     C-1-16

            IN WITNESS WHEREOF, the Debtor and the Secured Parties have caused this Security Agreement to be duly executed and delivered as of the date first above written.

                                    HASBRO, INC.


                                    By:
                                        ------------------------------
                                        Name:
                                        Title:

                                    HASBRO INTERACTIVE, INC.


                                    By:
                                        ------------------------------
                                        Name:
                                        Title:

                                    [DEBTOR]


                                    By:
                                        ------------------------------
                                        Name:
                                        Title:


                                     C-1-17

                                   Schedule I

                                 Filing Offices


                                     C-1-18

                                   Schedule II

                       Location of Inventory and Equipment


                                     C-1-18

                                  Exhibit C-2-A

                    INTELLECTUAL PROPERTY SECURITY AGREEMENT

                          TRADEMARK SECURITY AGREEMENT

      TRADEMARK SECURITY AGREEMENT (the "Trademark Agreement") dated as of August __, 1998, between ____________, a ___________ corporation (the "Debtor"),
Hasbro, Inc., a Rhode Island corporation ("Hasbro"), and Hasbro Interactive, Inc., a Delaware corporation (together with Hasbro, the "Secured Parties")

      WHEREAS, the Debtor and Hasbro are parties to a Loan and Distribution Agreement, dated as of August __, 1998, (as amended and in effect from time to time, the "Agreement"), between the Debtor and Hasbro,

      WHEREAS, the Debtor has executed and delivered to the Secured Parties a Security Agreement, dated August __, 1998 (the "Security Agreement"), pursuant to which the Debtor has granted to the Secured Parties a security interest in certain of the Debtor's property, including without limitation all trademarks, service marks, trademark and service mark registrations, and trademark and service mark registration applications listed on Schedule A attached hereto, all to secure the payment and performance of the Secured Obligations (as defined in the Security Agreement);

      WHEREAS, this Trademark Agreement is supplemental to the provisions contained in the Security Agreement;

      NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

      ss.1. Definitions. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided therefor in the Security Agreement.

      ss.2. Grant of Security Interest.

      (1) As security for the prompt and complete payment and performance in full of all of the Secured Obligations, the Debtor hereby assigns, pledges and transfers to the Secured Parties and grants to the Secured Parties a security interest in and continuing lien on all of the Debtor's right, title and interest in, to and under the following, in each case, whether now owned or existing or hereafter acquired or arising, and wherever located: (a) any and all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, designs and general intangibles of like nature, and all registrations, applications, and recordings thereof, including, without limitation, registrations, recordings, and applications in the United States Patent and Trademark Office (the "PTO") or any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof including, but not limited to those U.S. and foreign registered trademarks and applications on Schedule A hereto (the "Trademarks") and (b) any reissues, extensions or renewals thereof and (c) all goodwill of the Debtor and its business, products and services appurtenant to, associated with or symbolized by the Trademarks and (d) the proceeds thereof including (i) any and all accounts, chattel paper, instruments, other forms of money or currency or other proceeds payable to Debtor from time to time in


                                     C-2-A-1
respect of the Trademarks, (ii) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to Debtor from time to time with respect to any of the Trademarks, (iii) any and all payments (in any form whatsoever) made or due and payable to Debtor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Trademarks any governmental authority (or any person or entity acting under color of governmental authority), (iv) any claim of Debtor against third parties for past, present, or future infringement or dilution of any Trademark or any injury to the goodwill associated with any Trademark, and (v) any and all other amounts from time to time paid or payable under or in connection with any of the Trademarks

      (2) The Debtor has executed in blank and delivered to the Secured Parties an assignment of registered trademarks in substantially the form of Exhibit 1 hereto (the "Assignment of Marks"). The Debtor hereby authorizes each Secured Party to complete as Secured Party and record with the PTO the Assignment of Marks attached hereto as Exhibit 1 solely upon the occurrence and during the continuance of an Event of Default and the exercise of the Secured Parties' remedies under this Trademark Agreement and the Security Agreement.

      (3) Pursuant to the Security Agreement, the Debtor has granted to the Secured Parties a security interest in the Collateral (including the Trademarks). The Security Agreement, and all rights and interests of the Secured Parties in and to the Collateral (including the Trademarks) thereunder are hereby ratified and confirmed in all respects. In no event shall this Trademark Agreement, the grant, assignment, conveyance, mortgage, pledge, hypothecation, and transfer of a security interest in the Trademarks hereunder, or the recordation of this Trademark Agreement (or any document hereunder) with the PTO or any state or foreign trademark registry adversely affect or impair the Security Agreement, the security interest of the Secured Parties in the Collateral (including the Trademarks) pursuant to the Security Agreement, the attachment and perfection of such security interest in the Collateral (including the security interest in the Trademarks), under the Uniform Commercial Code, or any present or future rights and interests of the Secured Parties in and to the Collateral under or in connection with the Security Agreement, this Trademark Agreement, or the Uniform Commercial Code. Any and all rights and interests of the Secured Parties in and to the Trademarks (and any and all obligations of the Debtor with respect to the Trademarks) provided herein, or arising hereunder or in connection herewith, shall only supplement and be cumulative and in addition to the rights and interests of the Secured Parties (and the obligations of the Debtor) in, to or with respect to the Collateral (including the Trademarks) provided in or arising under or in connection with the Security Agreement and shall not be in derogation thereof. In the event of any irreconcilable conflict between the provisions of this Trademark Agreement and the Agreement, or between this Trademark Agreement and the Security Agreement, the provisions of the Agreement or the Security Agreement, as the case may be, shall control.

      ss.3. Representations, Warranties and Covenants. The Debtor represents, warrants and covenants that, except as previously or concurrently disclosed in writing by Debtor to Secured Parties:

      (a) Schedule A hereto sets forth a true and complete list of all registered Trademarks and Trademark applications owned by Debtor;


                                     C-2-A-2

      (b) The Trademarks are subsisting and have not been adjudged invalid or unenforceable, in whole or in part, and there is no litigation or proceeding pending concerning the validity or enforceability of the Trademarks;

      (c) To the best of the Debtor's knowledge, each of the Trademarks is valid and enforceable;

      (d) To the best of the Debtor's knowledge, there is no infringement by others of the Trademarks;

      (e) No claim has been made that the use of any of the Trademarks violates the rights of any third person and, to the best of the Debtor's knowledge, there is no infringement by the Debtor of the trademark rights of others;

      (f) The Debtor is the sole and exclusive owner of the entire and unencumbered right, title, and interest in and to each of the Trademarks, free and clear of any liens, charges, encumbrances, and adverse claims, and other than the security interest and assignment created by the Security Agreement and this Trademark Agreement, and free and clear of all licenses and registered user agreements and covenants by Debtor not to sue third persons, except as previously disclosed to the Secured Parties in writing by the Debtor;

      (g) The Debtor has the unqualified right to enter into this Trademark Agreement and to perform its terms and has entered and will enter into written agreements with each of its present and future employees, agents, consultants, licensors and licensees that will enable them to comply with the covenants herein contained;

      (h) The Debtor has used, and will continue to use, proper statutory and other appropriate proprietary notices in connection with its use of the Trademarks;

      (i) The Debtor has used, and will continue to use, consistent standards of quality in its manufacture and provision of products and services sold or provided under the Trademarks;

      (j) This Trademark Agreement, together with the Security Agreement, will create in favor of the Secured Parties perfected security interests in the Trademarks protected under the laws of the United States or any State thereof superior and prior to all liens, rights or claims of all other persons, (other than Permitted Liens, as described in the Security Agreement), upon making the filings and recordations referred to in clause (k) of this ss.3; and

      (k) Except for the filing of financing statements with the Secretary of State of the State of California under the Uniform Commercial Code and the recording of this Trademark Agreement with the PTO, no authorization, approval or other action by, and no notice to or filing with, any governmental or regulatory authority, agency or office is required either (i) for the grant by the Debtor or the effectiveness of the security interest and assignment granted hereby or for the execution, delivery and performance of this Trademark Agreement by the Debtor, or (ii) for the perfection of or the exercise by the Secured Parties of any of their rights and remedies hereunder.

      ss.4. Inspection Rights. The Debtor hereby grants to the Secured Parties and their employees and agents the right to visit the Debtor's plants and facilities that manufacture, inspect, or store


                                     C-2-A-3
products sold under any of the Trademarks, and to inspect the products and quality control records relating thereto at reasonable times during regular business hours and upon reasonable notice.

      ss.5. No Transfer or Inconsistent Agreements. Without the Secured Parties' prior written consent and except for licenses of the Trademarks in the ordinary course of the Debtor's business consistent with its past practices, the Debtor will not (a) transfer, license, or otherwise dispose or alienate any of its rights in the Trademarks, or (b) enter into any agreement that is inconsistent with the Debtor's obligations under this Trademark Agreement or the Security Agreement.

      ss.6. After-acquired Trademarks.

      (a) If, before the Secured Obligations shall have been finally paid and satisfied in full, the Debtor shall obtain any right, title or interest in or to any other or new Trademarks, then the provisions of this Trademark Agreement shall automatically apply thereto and, upon the acquisition of any rights in any Trademark registration or application not identified on Schedule A hereto, Debtor shall promptly (and in no event longer than 30 days following the acquisition of rights in such Trademark registration or application) provide to the Secured Parties notice thereof in writing and execute and deliver to the Secured Parties such documents or instruments as the Secured Parties may reasonably request further to implement, preserve or evidence the Secured Parties' interest therein.

      (b) The Debtor authorizes the Secured Parties to modify this Trademark Agreement and the Assignment of Marks, without the necessity of the Debtor's further approval or signature, by amending Schedule A hereto and the Annex to the Assignment of Marks to include any other or new Trademarks.

      ss.7. Trademark Prosecution.

      (a) The Debtor shall assume full and complete responsibility for the prosecution, defense, enforcement or any other necessary or desirable actions in connection with the Trademarks and shall hold the Secured Parties harmless from any and all costs, damages, liabilities and expenses that may be incurred by the Secured Parties in connection with the Secured Parties' interest in the Trademarks or any action or failure to act by Debtor in connection with this Trademark Agreement or the transactions contemplated hereby.

      (b) With respect to all Trademarks which are material to the Debtor's business, the Debtor shall have the right and the duty, through trademark counsel acceptable to the Secured Parties, to (i) prosecute diligently any applications to register such Trademarks pending as of the date of this Trademark Agreement or thereafter, (ii) to preserve and maintain all rights in such Trademarks including the filing of appropriate renewal applications and other instruments to maintain in effect such Trademarks and (iii) pay when due all registration renewal fees and other fees, taxes and other expenses that shall be incurred or that shall accrue. Any expenses incurred in connection with such actions shall be borne by the Debtor. Further, the Debtor shall not abandon any Trademark (or registration or application therefore) which is material to the Debtor's business, without the consent of the Secured Parties.


                                     C-2-A-4

      (c) The Debtor shall have the right and the duty to bring suit or other action in the Debtor's own name to maintain and enforce the Trademarks which are material to its business. The Debtor may require the Secured Parties to join in such suit or action as necessary to assure the Debtor's ability to bring and maintain any such suit or action in any proper forum if (but only if) the Debtor is completely satisfied that such joinder will not subject the Secured Parties to any risk of liability. The Debtor shall promptly, upon demand, reimburse and indemnify the Secured Parties for all damages, costs and expenses, including legal fees, incurred by the Secured Parties pursuant to this ss.7(c).

      (d) In general, the Debtor shall take any and all such actions (including institution and maintenance of suits, proceedings, or actions) as may be necessary or appropriate to properly maintain, protect, preserve, and enforce the Trademarks which are material to Debtor's business. The Debtor shall not take or fail to take any action, nor permit any action to be taken or not taken by others under its control, that would adversely affect the validity, grant or enforcement of such Trademarks.

      (e) Promptly upon obtaining knowledge thereof, the Debtor will notify the Secured Parties in writing of the institution of, or any final adverse determination in, any proceeding in the PTO or any similar office or agency of the United States or any foreign country, or any court, regarding the validity of any of the Trademarks or the Debtor's rights, title, or interests in and to the Trademarks, and of any event that does or reasonably could materially adversely affect the value of any of the Trademarks, the ability of the Debtor or the Secured Parties to dispose of any of the Trademarks, or the rights and remedies of the Secured Parties in relation thereto.

      ss.8. Remedies.

      (a) Upon the occurrence and during the continuance of an Event of Default, the Secured Parties shall have, in addition to all other rights and remedies given it by this Trademark Agreement, the Security Agreement, those allowed by law and the rights and remedies of a secured party under the UCC, the right to, immediately, without demand of performance and without other notice (except as set forth next below) or demand whatsoever to the Debtor, all of which are hereby expressly waived, sell or license at public or private sale or otherwise realize upon the whole or from time to time any part of the Trademarks, or any interest that the Debtor may have therein, and, after deducting from the proceeds of sale or other disposition of the Trademarks all expenses incurred by the Secured Parties in attempting to enforce this Trademark Agreement (including all reasonable expenses for broker's fees and legal services), shall apply the residue of such proceeds toward the payment of the Secured Obligations as set forth in or by reference in the Security Agreement. Notice of any sale, license, or other disposition of the Trademarks shall be given to the Debtor at least five (5) days before the time that any intended public sale or other public disposition of the Trademarks is to be made or after which any private sale or other private disposition of the Trademarks may be made, which the Debtor hereby agrees shall be reasonable notice of such public or private sale or other disposition. At any such sale or other disposition, the Secured Parties may, to the extent permitted under applicable law, purchase or license the whole or any part of the Trademarks or interests therein sold, licensed or otherwise disposed of.

      (b) The Debtor hereby grants to the Secured Parties, effective upon the occurrence and during the continuance of an Event of Default, in order to exercise its rights and remedies as


                                     C-2-A-5
contemplated in Section 8(a) herein with respect to the Trademarks or any other Collateral, a non-exclusive right and license to use the Trademarks, provided that: (i) the goods sold or services offered under the Trademarks shall be of a quality substantially consistent with those heretofore offered under such Trademarks by the Debtor; (ii) the Debtor shall have the right to inspect, at reasonable intervals and upon reasonable notice, representative samples of goods sold under the Trademarks and the premises where such goods are manufactured; and (iii) the Trademark shall be used only in conjunction with goods and services of the nature previously offered by the Debtor under such Trademarks.

      ss.9. Collateral Protection. If the Debtor shall fail to do any act that it has covenanted to do hereunder, or if any representation or warranty of the Debtor shall be breached, the Secured Parties, in their own names or that of the Debtor (in the sole discretion of the Secured Parties), may (but shall not be obligated to) do such act or remedy such breach (or cause such act to be done or such breach to be remedied), and the Debtor agrees promptly to reimburse the Secured Parties for any reasonable cost or expense incurred by the Secured Parties in so doing.

      ss.10. Power of Attorney. If any Event of Default shall have occurred and be continuing, the Debtor does hereby make, constitute and appoint the Secured Parties (and any officer or agent of the Secured Parties as the Secured Parties may select in their exclusive discretion) as the Debtor's true and lawful attorney-in-fact, with full power of substitution and with the power to endorse the Debtor's name on all applications, documents, papers, and instruments necessary for the Secured Parties to use the Trademarks, or to grant or issue any exclusive or nonexclusive license of any of the Trademarks to any third person, or to take any and all actions necessary for the Secured Parties to assign, pledge, convey or otherwise transfer title in or dispose of the Trademarks or any interest of the Debtor therein to any third person, and, in general, to execute and deliver any instruments or documents and do all other acts that the Debtor is obligated to execute and do hereunder. The Debtor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof, and releases the Secured Parties from any claims, liabilities, causes of action or demands arising out of or in connection with any action taken or omitted to be taken by the Secured Parties under this power of attorney (except for the Secured Parties' gross negligence or willful misconduct). This power of attorney is coupled with an interest and shall be irrevocable for the duration of this Trademark Agreement.

      ss.11. Further Assurances. The Debtor shall, at any time and from time to time, and at its expense, make, execute, acknowledge and deliver, and file and record as necessary or appropriate with governmental or regulatory authorities, agencies or offices, such agreements, assignments, documents and instruments, and do such other and further acts and things (including, without limitation, obtaining consents of third parties), as the Secured Parties may request or as may be necessary or appropriate in order to implement and effect fully the intentions, purposes and provisions of this Trademark Agreement, or to assure and confirm to the Secured Parties the grant, perfection, and priority of the Secured Parties' security interest in any of the Trademarks.

      ss.12. Termination. At such time as all of the Secured Obligations have been indefeasibly paid and satisfied in full, this Trademark Agreement shall terminate and the Secured Parties shall, upon the written request and at the expense of the Debtor, execute and deliver to the Debtor all deeds, assignments and other instruments as may be necessary or proper to reassign, reconvey, and re-vest in and to the Debtor the entire right, title and interest to the Trademarks previously granted,


                                     C-2-A-6
assigned, transferred and conveyed to the Secured Parties by the Debtor pursuant to this Trademark Agreement, as fully as if this Trademark Agreement had not been made, subject to any disposition of all or any part thereof that may have been made by the Secured Parties pursuant hereto or the Security Agreement.

      ss.13. Course of Dealing. No course of dealing between the Debtor and the Secured Parties, nor any failure to exercise, nor any delay in exercising, on the part of the Secured Parties, any right, power or privilege hereunder or under the Security Agreement or any other agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

      ss.14. Expenses. Any and all fees, costs and expenses, of whatever kind or nature, including the reasonable attorneys' fees and legal expenses incurred by the Secured Parties in connection with the preparation of this Trademark Agreement and all other documents relating hereto, the consummation of the transactions contemplated hereby or the enforcement hereof, the filing or recording of any documents (including all taxes in connection therewith) in public offices, the payment or discharge of any taxes, counsel fees, maintenance or renewal fees, encumbrances or otherwise protecting, maintaining or preserving the Trademarks, or in defending or prosecuting any actions or proceedings arising out of or related to the Trademarks, shall be borne and paid by the Debtor.

      ss.15. No Assumption of Liability; Indemnification. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, THE SECURED PARTIES ASSUME NO LIABILITIES OF THE DEBTOR WITH RESPECT TO ANY CLAIM OR CLAIMS REGARDING THE DEBTOR'S OWNERSHIP OR PURPORTED OWNERSHIP OF, OR RIGHTS OR PURPORTED RIGHTS ARISING FROM, ANY OF THE TRADEMARKS OR ANY USE, LICENSE, OR SUBLICENSE THEREOF, WHETHER ARISING OUT OF ANY PAST, CURRENT OR FUTURE EVENT, CIRCUMSTANCE, ACT OR OMISSION OR OTHERWISE. ALL OF SUCH LIABILITIES SHALL BE EXCLUSIVELY THE RESPONSIBILITY OF THE DEBTOR, AND THE DEBTOR SHALL INDEMNIFY THE SECURED PARTIES FOR ANY AND ALL COSTS, EXPENSES, DAMAGES AND CLAIMS, INCLUDING LEGAL FEES, INCURRED BY THE SECURED PARTIES WITH RESPECT TO SUCH LIABILITIES.

      ss.16. Notices. All notices and other communications made or required to be given pursuant to this Trademark Agreement shall be in writing and shall be delivered in hand, mailed by United States registered or certified first-class mail, postage prepaid, or sent by telecopy and confirmed by delivery via courier or postal service, to the addresses provided in the Agreement.

      Any such notice or demand shall be deemed to have been duly given or made and to have become effective (i) if delivered by hand to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer, (ii) if sent by registered or certified first-class mail, postage prepaid, three (3) business days after the posting thereof, and (iii) if sent by telecopy or telex, at the time of the dispatch thereof, if in normal business hours in the country of receipt, or otherwise at the opening of business on the following business day.


                                     C-2-A-7
      ss.17. Amendment and Waiver. This Trademark Agreement is subject to modification only by a writing signed by the Secured Parties and the Debtor, except as provided in Section 6(b). The Secured Parties shall not be deemed to have waived any right hereunder unless such waiver shall be in writing and signed by the Secured Parties. A waiver on any one occasion shall not be construed as a bar to or waiver of any right on any future occasion.

      ss.18. Governing Law; Consent to Jurisdiction. THIS TRADEMARK AGREEMENT IS INTENDED TO TAKE EFFECT AS A SEALED INSTRUMENT AND SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE. The Debtor agrees that any suit for the enforcement of this Trademark Agreement may be brought in the courts of the State of Delaware or any federal court sitting therein and consents to the exclusive jurisdiction of such court and to service of process in any such suit being made upon the Debtor by mail at the address specified in Section 16. The Debtor hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient court.

      ss.19. Waiver of Jury Trial. THE DEBTOR WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS TRADEMARK AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OF ANY SUCH RIGHTS OR SECURED OBLIGATIONS. Except as prohibited by law, the Debtor waives any right which it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. The Debtor (a) certifies that neither the Secured Parties nor any representatives, agents or attorneys of the Secured Parties have represented, expressly or otherwise, that the Secured Parties would not, in the event of litigation, seek to enforce the foregoing waivers, and (b) acknowledges that, in entering into the Agreement, the Secured Parties are relying upon, among other things, the waivers and certifications contained in this Section 19.

      ss.20. Miscellaneous.

      (a) The headings of each section of this Trademark Agreement are for convenience only and shall not define or limit the provisions thereof.

      (b) This Trademark Agreement and all rights and obligations hereunder shall be binding upon the Debtor and its respective successors and assigns, and shall inure to the benefit of the Secured Parties and its successors and assigns.

      (c) If any term of this Trademark Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby, and this Trademark Agreement shall be construed and be enforceable as if such invalid, illegal or unenforceable term had not been included herein.


                                     C-2-A-8

      IN WITNESS WHEREOF, this Trademark Agreement has been executed as of the day and year first above written.

                                    [DEBTOR]


                                    By:
                                       -----------------------
                                       Name:
                                       Title:

Agreed and Acknowledged:

HASBRO INTERACTIVE, INC.


By:
   -----------------------
Name:

Title:

HASBRO, INC.


By:
   -----------------------
Name:

Title:


                                     C-2-A-9

COMMONWEALTH OR STATE OF _______________)
                                        ) ss.
COUNTY OF ______________________________)

      Before me, the undersigned, a Notary Public in and for the county aforesaid, on this ___ day of _____, 19__, personally appeared __________ to me known personally, and who, being by me duly sworn, deposes and says that he is the _____ of __________, and that said instrument was signed and sealed on behalf of said corporation by authority of its Board of Directors, and said __________ acknowledged said instrument to be the free act and deed of said corporation.


                                            ---------------------------
                                            Notary Public

                                            My commission expires:


                                    C-2-A-10

                                                                      Schedule A

Trademarks


                                    C-2-A-11

                                                                       Exhibit 1

                            ASSIGNMENT OF TRADEMARKS

      WHEREAS, _____________, a _____________ corporation (the "Debtor"), has adopted and used and is using the trademarks and service marks (the "Marks") identified on the Annex hereto, and is the owner of the registrations of and pending registration applications for such Marks in the Patent and Trademark Office identified on such Annex; and

      WHEREAS, ______________, a corporation organized and existing under the laws of the State of ________ (the "Secured Party"), is desirous of acquiring the Marks and the registrations and applications therefor;

      NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the Debtor does hereby assign, sell and transfer unto the Secured Party all right, title and interest in and to the Marks, together with
(a) the registrations applications for the Marks, including, but not limited to those registrations and applications on the Annex hereto and all reissues, extensions, and renewals thereof, (b) the goodwill of the business, products, and services appurtenant to, associated with, and symbolized by the Marks and
(c) the proceeds thereof including (i) any and all accounts, chattel paper, instruments, other forms of money or currency or other proceeds payable to Debtor from time to time in respect of the Marks, (ii) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to Debtor from time to time with respect to any of the Marks, (iii) any and all payments (in any form whatsoever) made or due and payable to Debtor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Marks any governmental authority (or any Person acting under color of governmental authority), (iv) any claim of Debtor against third parties for past, present, or future infringement or dilution of any Mark or any injury to the goodwill associated with any Mark, and (v) any and all other amounts from time to time paid or payable under or in connection with any of the Marks.

      This Assignment of Trademarks is intended to and shall take effect at such time as the Secured Party shall complete this instrument by inserting its name in the second paragraph above and signing its acceptance of this Assignment of Trademarks below.


                                    C-2-A-12

      IN WITNESS WHEREOF, the Debtor, by its duly authorized officer, has executed this assignment, as an instrument under seal, on this _____ day of _________, 199_.

                                            [DEBTOR]


                                            By:
                                                  -------------

                                            Title:
                                                  -------------

      The foregoing Assignment of Trademarks by the Debtor to the Secured Parties is hereby accepted as of the _____ day of __________, __.


                                            By:
                                                  -------------

                                            Title:
                                                  -------------


                                    C-2-A-13

COMMONWEALTH OR STATE OF _______________)
                                        ) ss.
COUNTY OF ______________________________)

      On this the ___ day of _____, 199_, before me appeared __________, the person who signed this instrument, who acknowledged that (s)he is the _____ of __________ and that being duly authorized (s)he signed such instrument as a free act on behalf of __________.


                                            -------------------------
                                            Notary Public

                                            My commission expires:

COMMONWEALTH OR STATE OF _______________)
                                        ) ss.
COUNTY OF ______________________________)

      On this the ___ day of _____, 199_, before me appeared __________, the person who signed this instrument, who acknowledged that (s)he is the _____ of __________ and that being duly authorized (s)he signed such instrument as a free act on behalf of __________.


                                            -------------------------
                                            Notary Public

                                            My commission expires:


                                    C-2-A-14

                                                                           Annex

Schedule of  Trademarks


                                    C-2-A-15

                                  Exhibit C-2-B

                    INTELLECTUAL PROPERTY SECURITY AGREEMENT

                          COPYRIGHT SECURITY AGREEMENT


      COPYRIGHT SECURITY AGREEMENT (the" Copyright Agreement") dated as of August __, 1998, between ______________, a __________ corporation (the
"Debtor"), Hasbro, Inc., a Rhode Island corporation ("Hasbro"), and Hasbro Interactive, Inc., a Delaware corporation (together with Hasbro, the "Secured Parties")

      WHEREAS, the Debtor and Hasbro are parties to a Loan and Distribution Agreement, dated as of August __, 1998, (as amended and in effect from time to time, the "Agreement"), between the Debtor and Hasbro,

      WHEREAS, the Debtor has executed and delivered to the Secured Parties a Security Agreement, dated August __, 1998 (the "Security Agreement"), pursuant to which the Debtor has granted to the Secured Parties a security interest in certain of the Debtor's property, including without limitation all copyrights, copyright registrations, and copyright applications listed on Schedules A and B attached hereto, all to secure the payment and performance of the Secured Obligations (as defined in the Security Agreement);

      WHEREAS, this Copyright Agreement is supplemental to the provisions contained in the Security Agreement;

      NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

      ss.1. Definitions. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided therefor in the Security Agreement.

      ss.2. Grant of Security Interest.

      (a) As security for the prompt and complete payment and performance in full of all of the Secured Obligations, the Debtor hereby assigns, pledges and transfers to the Secured Parties and grants to the Secured Parties a security interest in and continuing lien on all of the Debtor's right, title and interest in, to and under the following, in each case, whether now owned or existing or hereafter acquired or arising, and wherever located: (a) any and all copyrights and all registrations, applications, and recordings, thereof, including, without limitation, registrations, recordings, and applications in the United States Copyright Office (the "Copyright Office") or any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof including, but not limited to those U.S. and foreign registered Copyrights and applications on Schedules A and B hereto and (b) derivative works thereof (together with subsection (a), the "Copyrights") and
(c) any reissues, extensions or renewals thereof and (d) the proceeds thereof including (i) any and all accounts, chattel paper, instruments, other forms of money or currency or other proceeds payable to Debtor from time to time in respect of the Copyrights, (ii) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to Debtor from time to time with respect to any of the Copyrights, (iii) any and all payments (in any form whatsoever) made or due and payable to Debtor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Copyrights any governmental authority (or any person or entity acting under color of governmental authority), (iv) any claim of Debtor against third parties for past, present, or future infringement of any Copyright, and
(v) any and all other amounts from time to time paid or payable under or in connection with any of the Copyrights


                                     C-2-B-1

      (b) The Debtor has executed in blank and delivered to the Secured Parties an assignment of registered Copyrights in substantially the form of Exhibit 1 hereto (the "Assignment of Copyrights"). The Debtor hereby authorizes each Secured Party to complete as Secured Party and record with the Copyright Office the Assignment of Copyrights attached hereto as Exhibit 1 solely upon the occurrence and during the continuance of an Event of Default and the exercise of the Secured Parties' remedies under this Copyright Agreement and the Security Agreement.

      (c) Pursuant to the Security Agreement, the Debtor has granted to the Secured Parties a security interest in the Collateral (including the Copyrights). The Security Agreement, and all rights and interests of the Secured Parties in and to the Collateral (including the Copyrights) thereunder are hereby ratified and confirmed in all respects. In no event shall this Copyright Agreement, the grant, assignment, conveyance, mortgage, pledge, hypothecation, and transfer of a security interest in the Copyrights hereunder, or the recordation of this Copyright Agreement (or any document hereunder) with the Copyright Office or any state or foreign copyright registry adversely affect or impair the Security Agreement, the security interest of the Secured Parties in the Collateral (including the Copyrights) pursuant to the Security Agreement, the attachment and perfection of such security interest in the Collateral (including the security interest in the Copyrights), under the Uniform Commercial Code, or any present or future rights and interests of the Secured Parties in and to the Collateral under or in connection with the Security Agreement, this Copyright Agreement, or the Uniform Commercial Code. Any and all rights and interests of the Secured Parties in and to the Copyrights (and any and all obligations of the Debtor with respect to the Copyrights) provided herein, or arising hereunder or in connection herewith, shall only supplement and be cumulative and in addition to the rights and interests of the Secured Parties (and the obligations of the Debtor) in, to or with respect to the Collateral (including the Copyrights) provided in or arising under or in connection with the Security Agreement and shall not be in derogation thereof. In the event of any irreconcilable conflict between the provisions of this Copyright Agreement and the Agreement, or between this Copyright Agreement and the Security Agreement, the provisions of the Agreement or the Security Agreement, as the case may be, shall control.

      ss.3. Representations, Warranties and Covenants. The Debtor represents, warrants and covenants that, except as previously or concurrently disclosed in writing by Debtor to the Secured Parties:

      (a) Schedules A and B hereto set forth a true and complete list of all registered Copyrights and Copyright applications owned by Debtor;

      (b) With respect to the copyright registrations and applications set forth in Schedule A:

                  (i) The Copyrights are subsisting and have not been adjudged invalid or unenforceable, in whole or in part, and there is no litigation or proceeding pending concerning the validity or enforceability of the Copyrights;

                  (ii) To the best of the Debtor's knowledge, each of the Copyrights is valid and enforceable;

                  (iii) To the best of the Debtor's knowledge, there is no infringement by others of the Copyrights;

                  (iv) No claim has been made that the use of any of the Copyrights violates the rights of any third person and, to the best of the Debtor's knowledge, there is no infringement by the Debtor of the Copyright rights of others;


                                     C-2-B-2

                  (v) The Debtor is the sole and exclusive owner of the entire and unencumbered right, title, and interest in and to each of the Copyrights, free and clear of any liens, charges, encumbrances, and adverse claims, and other than the security interest and assignment created by the Security Agreement and this Copyright Agreement, and free and clear of all licenses and registered user agreements and covenants by Debtor not to sue third persons, except as previously disclosed to the Secured Parties in writing by the Debtor;

                  (vi) The Debtor has the unqualified right to enter into this Copyright Agreement and to perform its terms and has entered and will enter into written agreements with each of its present and future employees, agents, consultants, licensors and licensees that will enable them to comply with the covenants herein contained;

                  (vii) The Debtor has used, and will continue to use, proper statutory and other appropriate proprietary notices in connection with its use of the Copyrights;

                  (viii) This Copyright Agreement, together with the Security Agreement, will create in favor of the Secured Parties perfected security interests in the Copyrights protected under the laws of the United States or any State thereof superior and prior to all liens, rights or claims of all other persons, (other than Permitted Liens, as described in the Security Agreement), upon making the filings and recordations referred to in Section 3(b)(ix); and

                  (ix) Except for the filing of financing statements with the Secretary of State of the State of California under the Uniform Commercial Code and the recording of this Copyright Agreement with the Copyright Office, no authorization, approval or other action by, and no notice to or filing with, any governmental or regulatory authority, agency or office is required either (i) for the grant by the Debtor or the effectiveness of the security interest and assignment granted hereby or for the execution, delivery and performance of this Copyright Agreement by the Debtor, or (ii) for the perfection of or the exercise by the Secured Parties of any of their rights and remedies hereunder.

      (c) With respect to the copyright registrations and applications set forth in Schedule B:

                  (i) The Copyrights have not been adjudged invalid or unenforceable, in whole or in part, and there is no litigation or proceeding pending concerning the validity or enforceability of the Copyrights; and

                  (ii) The Copyrights have not been cancelled.

      ss.4. No Transfer or Inconsistent Agreements. Without the Secured Parties' prior written consent and except for licenses of the Copyrights in the ordinary course of the Debtor's business consistent with its past practices, the Debtor will not (a) transfer, license, or otherwise dispose or alienate any of its rights in the Copyrights, or (b) enter into any agreement that is inconsistent with the Debtor's obligations under this Copyright Agreement or the Security Agreement.

      ss.5. After-acquired Copyrights.

      (a) If, before the Secured Obligations shall have been finally paid and satisfied in full, the Debtor shall obtain any right, title or interest in or to any other or new copyrights, then the provisions of this Copyright Agreement shall automatically apply thereto and, upon the acquisition of any rights in any Copyright registration or application not identified on Schedules A or B hereto, Debtor shall promptly (and in no event longer than 30 days following the acquisition of rights in such copyright registration or application) provide to the Secured


                                     C-2-B-3

Parties notice thereof in writing and execute and deliver to the Secured Parties such documents or instruments as the Secured Parties may reasonably request further to implement, preserve or evidence the Secured Parties' interest therein.

      (b) The Debtor authorizes the Secured Parties to modify this Copyright Agreement and the Assignment of Copyrights, without the necessity of the Debtor's further approval or signature, by amending Exhibit A hereto and the Annex to the Assignment of Copyrights to include any other or new Copyrights.

      ss.6. Copyright Prosecution.

      (a) The Debtor shall assume full and complete responsibility for the prosecution, defense, enforcement or any other necessary or desirable actions in connection with the Copyrights and shall hold the Secured Parties harmless from any and all costs, damages, liabilities and expenses that may be incurred by the Secured Parties in connection with the Secured Parties' interest in the Copyrights or any action or failure to act by Debtor in connection with this Copyright Agreement or the transactions contemplated hereby.

      (b) With respect to all Copyrights which are material to the Debtor's business, the Debtor shall have the right and the duty, through copyright counsel acceptable to the Secured Parties, to (i) prosecute diligently any applications to register such Copyrights pending as of the date of this Copyright Agreement or thereafter, (ii) to preserve and maintain all rights in such Copyrights including the filing of appropriate renewal applications and other instruments to maintain in effect such Copyrights and (iii) pay when due all registration renewal fees and other fees, taxes and other expenses that shall be incurred or that shall accrue. Any expenses incurred in connection with such actions shall be borne by the Debtor. Further, the Debtor shall not abandon any Copyright (or registration or application therefore) which is material to the Debtor's business, without the consent of the Secured Parties.

      (c) The Debtor shall have the right and the duty to bring suit or other action in the Debtor's own name to maintain and enforce the Copyrights which are material to its business. The Debtor may require the Secured Parties to join in such suit or action as necessary to assure the Debtor's ability to bring and maintain any such suit or action in any proper forum if (but only if) the Debtor is completely satisfied that such joinder will not subject the Secured Parties to any risk of liability. The Debtor shall promptly, upon demand, reimburse and indemnify the Secured Parties for all damages, costs and expenses, including legal fees, incurred by the Secured Parties pursuant to this Section 6(c).

      (d) In general, the Debtor shall take any and all such actions (including institution and maintenance of suits, proceedings, or actions) as may be necessary or appropriate to properly maintain, protect, preserve, and enforce the Copyrights which are material to Debtor's business. The Debtor shall not take or fail to take any action, nor permit any action to be taken or not taken by others under its control, that would adversely affect the validity, grant or enforcement of such Copyrights.

      (e) Promptly upon obtaining knowledge thereof, the Debtor will notify the Secured Parties in writing of the institution of, or any final adverse determination in, any proceeding in the Copyright Office or any similar office or agency of the United States or any foreign country, or any court, regarding the validity of any of the Copyrights or the Debtor's rights, title, or interests in and to the Copyrights, and of any event that does or reasonably could materially adversely affect the value of any of the Copyrights, the ability of the Debtor or the Secured Parties to dispose of any of the Copyrights, or the rights and remedies of the Secured Parties in relation thereto.


                                     C-2-B-4
      ss.7. Remedies.

      (a) Upon the occurrence and during the continuance of an Event of Default, the Secured Parties shall have, in addition to all other rights and remedies given it by this Copyright Agreement, the Security Agreement, those allowed by law and the rights and remedies of a secured party under the UCC, the right to, immediately, without demand of performance and without other notice (except as set forth next below) or demand whatsoever to the Debtor, all of which are hereby expressly waived, sell or license at public or private sale or otherwise realize upon the whole or from time to time any part of the Copyrights, or any interest that the Debtor may have therein, and, after deducting from the proceeds of sale or other disposition of the Copyrights all expenses incurred by the Secured Parties in attempting to enforce this Copyright Agreement (including all reasonable expenses for broker's fees and legal services), shall apply the residue of such proceeds toward the payment of the Secured Obligations as set forth in or by reference in the Security Agreement. Notice of any sale, license, or other disposition of the Copyrights shall be given to the Debtor at least five (5) days before the time that any intended public sale or other public disposition of the Copyrights is to be made or after which any private sale or other private disposition of the Copyrights may be made, which the Debtor hereby agrees shall be reasonable notice of such public or private sale or other disposition. At any such sale or other disposition, the Secured Parties may, to the extent permitted under applicable law, purchase or license the whole or any part of the Copyrights or interests therein sold, licensed or otherwise disposed of.

      (b) The Debtor hereby grants to the Secured Parties, effective upon the occurrence and during the continuance of an Event of Default, in order to exercise its rights and remedies as contemplated in Section 7(a) herein with respect to the Copyrights or any other Collateral, a non-exclusive right and license to use the Copyrights.

      ss.8. Collateral Protection. If the Debtor shall fail to do any act that it has covenanted to do hereunder, or if any representation or warranty of the Debtor shall be breached, the Secured Parties, in their own names or that of the Debtor (in the sole discretion of the Secured Parties), may (but shall not be obligated to) do such act or remedy such breach (or cause such act to be done or such breach to be remedied), and the Debtor agrees promptly to reimburse the Secured Parties for any reasonable cost or expense incurred by the Secured Parties in so doing.

      ss.9. Power of Attorney. If any Event of Default shall have occurred and be continuing, the Debtor does hereby make, constitute and appoint the Secured Parties (and any officer or agent of the Secured Parties as the Secured Parties may select in their exclusive discretion) as the Debtor's true and lawful attorney-in-fact, with full power of substitution and with the power to endorse the Debtor's name on all applications, documents, papers, and instruments necessary for the Secured Parties to use the Copyrights, or to grant or issue any exclusive or nonexclusive license of any of the Copyrights to any third person, or to take any and all actions necessary for the Secured Parties to assign, pledge, convey or otherwise transfer title in or dispose of the Copyrights or any interest of the Debtor therein to any third person, and, in general, to execute and deliver any instruments or documents and do all other acts that the Debtor is obligated to execute and do hereunder. The Debtor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof, and releases the Secured Parties from any claims, liabilities, causes of action or demands arising out of or in connection with any action taken or omitted to be taken by the Secured Parties under this power of attorney (except for the Secured Parties' gross negligence or willful misconduct). This power of attorney is coupled with an interest and shall be irrevocable for the duration of this Copyright Agreement.

      ss.10. Further Assurances. The Debtor shall, at any time and from time to time, and at its expense, make, execute, acknowledge and deliver, and file and record as necessary or appropriate with governmental or regulatory authorities, agencies or offices, such agreements, assignments, documents and instruments, and do


                                     C-2-B-5
such other and further acts and things (including, without limitation, obtaining consents of third parties), as the Secured Parties may request or as may be necessary or appropriate in order to implement and effect fully the intentions, purposes and provisions of this Copyright Agreement, or to assure and confirm to the Secured Parties the grant, perfection, and priority of the Secured Parties' security interest in any of the Copyrights.

      ss.11. Termination. At such time as all of the Secured Obligations have been indefeasibly paid and satisfied in full, this Copyright Agreement shall terminate and the Secured Parties shall, upon the written request and at the expense of the Debtor, execute and deliver to the Debtor all deeds, assignments and other instruments as may be necessary or proper to reassign, reconvey, and re-vest in and to the Debtor the entire right, title and interest to the Copyrights previously granted, assigned, transferred and conveyed to the Secured Parties by the Debtor pursuant to this Copyright Agreement, as fully as if this Copyright Agreement had not been made, subject to any disposition of all or any part thereof that may have been made by the Secured Parties pursuant hereto or the Security Agreement.

      ss.12. Course of Dealing. No course of dealing between the Debtor and the Secured Parties, nor any failure to exercise, nor any delay in exercising, on the part of the Secured Parties, any right, power or privilege hereunder or under the Security Agreement or any other agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

      ss.13. Expenses. Any and all fees, costs and expenses, of whatever kind or nature, including the reasonable attorneys' fees and legal expenses incurred by the Secured Parties in connection with the preparation of this Copyright Agreement and all other documents relating hereto, the consummation of the transactions contemplated hereby or the enforcement hereof, the filing or recording of any documents (including all taxes in connection therewith) in public offices, the payment or discharge of any taxes, counsel fees, maintenance or renewal fees, encumbrances or otherwise protecting, maintaining or preserving the Copyrights, or in defending or prosecuting any actions or proceedings arising out of or related to the Copyrights, shall be borne and paid by the Debtor.

      ss.14. No Assumption of Liability; Indemnification. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, THE SECURED PARTIES ASSUME NO LIABILITIES OF THE DEBTOR WITH RESPECT TO ANY CLAIM OR CLAIMS REGARDING THE DEBTOR'S OWNERSHIP OR PURPORTED OWNERSHIP OF, OR RIGHTS OR PURPORTED RIGHTS ARISING FROM, ANY OF THE COPYRIGHTS OR ANY USE, LICENSE, OR SUBLICENSE THEREOF, WHETHER ARISING OUT OF ANY PAST, CURRENT OR FUTURE EVENT, CIRCUMSTANCE, ACT OR OMISSION OR OTHERWISE. ALL OF SUCH LIABILITIES SHALL BE EXCLUSIVELY THE RESPONSIBILITY OF THE DEBTOR, AND THE DEBTOR SHALL INDEMNIFY THE SECURED PARTIES FOR ANY AND ALL COSTS, EXPENSES, DAMAGES AND CLAIMS, INCLUDING LEGAL FEES, INCURRED BY THE SECURED PARTIES WITH RESPECT TO SUCH LIABILITIES.

      ss.15. Notices. All notices and other communications made or required to be given pursuant to this Copyright Agreement shall be in writing and shall be delivered in hand, mailed by United States registered or certified first-class mail, postage prepaid, or sent by telecopy and confirmed by delivery via courier or postal service, to the addresses provided in the Agreement.

      Any such notice or demand shall be deemed to have been duly given or made and to have become effective (i) if delivered by hand to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer, (ii) if sent by registered or certified first-class mail, postage prepaid, three (3)


                                     C-2-B-6
business days after the posting thereof, and (iii) if sent by telecopy or telex, at the time of the dispatch thereof, if in normal business hours in the country of receipt, or otherwise at the opening of business on the following business day.

      ss.16. Amendment and Waiver. This Copyright Agreement is subject to modification only by a writing signed by the Secured Parties and the Debtor, except as provided in Section 5(b). The Secured Parties shall not be deemed to have waived any right hereunder unless such waiver shall be in writing and signed by the Secured Parties. A waiver on any one occasion shall not be construed as a bar to or waiver of any right on any future occasion.

      ss.17. Governing Law; Consent to Jurisdiction. THIS COPYRIGHT AGREEMENT IS INTENDED TO TAKE EFFECT AS A SEALED INSTRUMENT AND SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE. The Debtor agrees that any suit for the enforcement of this Copyright Agreement may be brought in the courts of the State of Delaware or any federal court sitting therein and consents to the exclusive jurisdiction of such court and to service of process in any such suit being made upon the Debtor by mail at the address specified in Section 15. The Debtor hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient court.

      ss.18. Waiver of Jury Trial. THE DEBTOR WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS COPYRIGHT AGREEMENT, ANY RIGHTS OR SECURED OBLIGATIONS HEREUNDER OR THE PERFORMANCE OF ANY SUCH RIGHTS OR SECURED OBLIGATIONS. Except as prohibited by law, the Debtor waives any right which it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. The Debtor (a) certifies that neither the Secured Parties nor any representatives, agents or attorneys of the Secured Parties have represented, expressly or otherwise, that the Secured Parties would not, in the event of litigation, seek to enforce the foregoing waivers, and (b) acknowledges that, in entering into the Agreement, the Secured Parties are relying upon, among other things, the waivers and certifications contained in this Section 18.

      ss.19. Miscellaneous.

      (a) The headings of each section of this Copyright Agreement are for convenience only and shall not define or limit the provisions thereof.

      (b) This Copyright Agreement and all rights and obligations hereunder shall be binding upon the Debtor and its respective successors and assigns, and shall inure to the benefit of the Secured Parties and its successors and assigns.

      (c) If any term of this Copyright Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby, and this Copyright Agreement shall be construed and be enforceable as if such invalid, illegal or unenforceable term had not been included herein.


                                     C-2-B-7

      IN WITNESS WHEREOF, this Copyright Agreement has been executed as of the day and year first above written.

                                    [DEBTOR]


                                    By:
                                        -------------------
                                        Name:
                                        Title:

Agreed and Acknowledged:

HASBRO INTERACTIVE, INC.


By:
    -------------------
Name:

Title:

HASBRO, INC.


By:
    -------------------
Name:

Title:


                                     C-2-B-8

COMMONWEALTH OR STATE OF _____________)
                                      ) ss.
COUNTY OF ____________________________)

      Before me, the undersigned, a Notary Public in and for the county aforesaid, on this ___ day of _____, 19__, personally appeared to me known personally, and who, being by me duly sworn, deposes and says that he is the _____ of __________, and that said instrument was signed and sealed on behalf of said corporation by authority of its Board of Directors, and said __________ acknowledged said instrument to be the free act and deed of said corporation.


                                            -------------------------
                                            Notary Public
                                            My commission expires:


                                     C-2-B-9

                                   Copyrights

                                                                      Schedule A


                                    C-2-B-10

                                                                      Schedule B


                                    C-2-B-11

                                                                       Exhibit 1

                            ASSIGNMENT OF COPYRIGHTS

      WHEREAS, ____________, a ______________ corporation (the "Debtor"), is the owner of the copyrights (the "Copyrights") identified on the Annex hereto, and is the owner of the registrations of and pending registration applications for such Copyrights in the United States Copyright Office identified on such Annex; and

      WHEREAS, _______________, a corporation organized and existing under the laws of the State of _________ (the "Secured Party"), is desirous of acquiring the Copyrights and the registrations and applications therefor;

      NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the Debtor does hereby assign, sell and transfer unto the Secured Party all right, title and interest in and to the Copyrights, together with (a) the registrations applications for the Copyrights, including, but not limited to those registrations and applications on the Annex hereto and all reissues, extensions, and renewals thereof, (b) any derivative works thereof (c) the proceeds thereof including (i) any and all accounts, chattel paper, instruments, other forms of money or currency or other proceeds payable to Debtor from time to time in respect of the Copyrights, (ii) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to Debtor from time to time with respect to any of the Copyrights, (iii) any and all payments (in any form whatsoever) made or due and payable to Debtor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Copyrights any governmental authority (or any Person acting under color of governmental authority), (iv) any claim of Debtor against third parties for past, present, or future infringement of any Copyright or any injury to the goodwill associated with any Copyright, and (v) any and all other amounts from time to time paid or payable under or in connection with any of the Copyrights.


                                    C-2-B-12

      This Assignment of Copyrights is intended to and shall take effect at such time as the Secured Party shall complete this instrument by inserting its name in the second paragraph above and signing its acceptance of this Assignment of Copyrights below.

      IN WITNESS WHEREOF, the Debtor, by its duly authorized officer, has executed this assignment, as an instrument under seal, on this ___ day of ______, 199_.

                                            [DEBTOR]


                                            By:
                                               -----------------

                                            Title:
                                                  --------------

      The foregoing Assignment of Copyrights by the Debtor to the Secured Parties is hereby accepted as of the _____ day of _______, __.


                                            By:
                                               -----------------

                                            Title:
                                                  --------------


                                    C-2-B-13

COMMONWEALTH OR STATE OF _______________)
                                        ) ss.
COUNTY OF ______________________________)

      On this the ___ day of _____, 199_, before me appeared __________, the person who signed this instrument, who acknowledged that (s)he is the _____ of __________ and that being duly authorized (s)he signed such instrument as a free act on behalf of __________.


                                            -----------------------
                                            Notary Public

                                            My commission expires:

COMMONWEALTH OR STATE OF _______________)
                                        ) ss.
COUNTY OF ______________________________)

      On this the ___ day of _____, 199_, before me appeared __________, the person who signed this instrument, who acknowledged that (s)he is the _____ of __________ and that being duly authorized (s)he signed such instrument as a free act on behalf of __________.


                                            -----------------------
                                            Notary Public

                                            My commission expires:


                                    C-2-B-14

                                                                           Annex

Schedule of  Copyrights


                                    C-2-B-15

                                    Exhibit D

                               NOTICE OF BORROWING

                                                   [__________], 1998

Hasbro Interactive, Inc.
50 Dunham Road
Beverly, MA  01915
Attention: Thomas Dusenberry, President

Gentlemen:

            Reference is made to the Software Distribution and Loan Agreement dated as of August 11, 1998 (as amended, supplemented or otherwise modified, (the "Agreement") between MICROPROSE, INC., a Delaware corporation (the "Borrower"), and Hasbro Interactive, Inc., a Delaware corporation (the "Lender"). Capitalized terms used herein and not otherwise defined herein have the meanings given such terms in the Agreement.

            The Borrower hereby gives you notice, irrevocably, pursuant to
Section 6.5(f) of the Agreement that the Borrower is requesting that a Loan in
an original principal amount of $[    ] be made under the Agreement on [    ],
1998 (the "Drawdown Date"), which day is a Business Day. After giving effect to the making of such Loan, the aggregate original principal amount of Loans made
under the Agreement will be $[    ].

            The Borrower hereby represents and warrants for the benefit of the Lender on and as of each of the date hereof and the Drawdown Date that:

                  (a) this Notice of Borrowing has been duly authorized by all necessary action on the part of the Borrower and its members, has been duly executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower;

                  (b) the representations and warranties of the Borrower set forth in the Agreement and the other Loan Documents are true and correct in all material respects as though made on and as of the date hereof and the Drawdown Date, except to the extent such representations and warranties specifically relate to a different date;


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

                  (c) no event or circumstance has occurred and is continuing, or would result from the making of the Loans requested hereby or the use of the proceeds thereof, which constitutes a Default or an Event of Default; and

                  (d) the proceeds of the Loan will be used to fund Publisher's
operating working capital needs for the period [    ], 1998 to [    ], 1998 and
such uses are itemized on Schedule I hereto consistent with past practice.

                             Very truly yours,

                             MICROPROSE, INC.


                             By:
                                ----------------------
                                Name:
                                Title:


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